UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
____________________

Filed by the Registrant ☒         Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
 PEGASYSTEMS INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:
We cordially invite you to attend our 2023 Annual Meeting of Shareholders (the “Annual Meeting”) on Tuesday, June 20, 2023 at 1 Main Street, Cambridge, Massachusetts. The Annual Meeting will commence at 10:00 am, Eastern Daylight Time.
At the Annual Meeting, you are being asked to consider and vote on the following matters: to elect to our Board of Directors the seven nominees named in the proxy statement, each for a term of one year; to approve, by a non-binding advisory vote, the compensation of our named executive officers; to approve, by a non-binding advisory vote, the frequency of the shareholder advisory vote on the compensation of our named executive offers; to approve the amended and restated Pegasystems Inc. 2004 Long-Term Incentive Plan; to approve the amended and restated Pegasystems Inc. 2006 Employee Stock Purchase Plan; and to ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
Please vote your shares by submitting your proxy in the manner described in the proxy statement so that your shares can be voted at the Annual Meeting in accordance with your instructions. Even if you plan to attend the Annual Meeting, we urge you to vote your shares prior to the meeting. You can revoke your proxy at any time before the Annual Meeting or vote your shares during the Annual Meeting by following the procedures described in the accompanying proxy statement.
We thank you for your continued support of Pega.
Sincerely,

Alan Trefler
Chairman and Chief Executive Officer
May 8, 2023

PEGASYSTEMS INC.
1 Main Street
Cambridge, MA 02142
NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS
To be held on June 20, 2023
To our Shareholders:
The 2023 Annual Meeting of Shareholders of Pegasystems Inc. will be held at 1 Main Street, Cambridge, Massachusetts, on Tuesday, June 20, 2023 beginning at 10:00 am, Eastern Daylight Time.
At the meeting, shareholders will consider and vote on the following matters:
1.To elect to our Board of Directors the seven nominees named in the proxy statement, each for a one-year term.
2.To approve, by a non-binding advisory vote, the compensation of our named executive officers.
3.To approve, by a non-binding advisory vote, the frequency of the shareholder advisory vote on the compensation of our named executive officers.
4.To approve the amended and restated Pegasystems Inc. 2004 Long-Term Incentive Plan.
5.To approve the amended and restated Pegasystems Inc. 2006 Employee Stock Purchase Plan.
6.To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
Shareholders of record at the close of business on April 20, 2023 are entitled to vote at the meeting. Whether you plan to attend the meeting or not, please vote your shares by submitting your proxy over the Internet, or by telephone, or by completing, signing, dating, and returning a proxy card, each in the manner described in the proxy statement. For specific instructions on how to vote your shares, please refer to the “Information About the Annual Meeting and Voting” section of the attached proxy statement. Your prompt response is requested to ensure your shares are represented at the meeting. You can revoke your proxy and change your vote at any time before the polls close at the meeting by following the procedures described in the accompanying proxy statement.
By Order of the Board of Directors,

Matthew J. Cushing
Vice President, Chief Commercial Officer, General Counsel, and Secretary
Cambridge, Massachusetts
May 8, 2023

PEGASYSTEMS INC.
1 Main Street
Cambridge, MA 02142
PROXY SUMMARY
2023 Annual Meeting of Shareholders
•Date/Time: Tuesday, June 20, 2023, 10:00 am. Eastern Daylight Time
•Place: Pegasystems Inc., 1 Main Street, Cambridge, MA 02142
•Record Date: April 20, 2023
•Date Proxy Materials First Provided to Shareholders: on or about May 8, 2023
Proposals and Board Recommendations

	Board Vote Recommendation	Page Number
Proposal 1: To elect to our Board of Directors the seven nominees named in this proxy statement, each for a term of one year.	FOR each director nominee	12
Proposal 2: To approve, by a non-binding advisory vote, the compensation of our named executive officers.	FOR	23
Proposal 3: To approve, by a non-binding advisory vote, the frequency of the shareholder advisory vote on the compensation for our named executive officers.	FOR annual frequency	23
Proposal 4: To approve the amended and restated Pegasystems Inc. 2004 Long-Term Incentive Plan.	FOR	40
Proposal 5: To approve the amended and restated Pegasystems Inc. 2006 Employee Stock Purchase Plan.	FOR	45
Proposal 6: To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	FOR	49

COMPENSATION DISCUSSION AND ANALYSIS HIGHLIGHTS
Our executive compensation is designed to reward performance by our executives and to align the interests of our executives with our shareholders.
For 2022, our executive compensation program included the following elements of fixed and variable compensation:

Element	Objective	Fixed/Variable
Base Salary	Attract and retain highly qualified leaders with market-competitive compensation structure.	Fixed
Bonus (Corporate Incentive Compensation Plan or CICP)	Link pay with our performance. Reward achievement of our financial and strategic goals.	Variable
Additional Cash Incentives	Link pay with individual, business unit and/or corporate performance. Reward achievement of specific goals.	Variable
Equity Awards (Stock Options and Restricted Stock Units)	Link pay with our long-term performance. Reward stock price appreciation, promote long-term retention and permit executives to accumulate equity ownership in the Company.	Variable
Other Perquisites	Retain talent by providing financial protection and security.	Fixed

2022 FINANCIAL HIGHLIGHTS
The financial highlights information contained in this proxy statement describes the results achieved by Pegasystems Inc. for its shareholders in 2022. As it is a summary, it does not contain all the information you should consider. Therefore, before voting, we encourage you to read this proxy statement in its entirety and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the sections captioned “Financial Statements and Supplementary Data”, “Risk Factors”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.
We develop, market, license, host, and support enterprise software that helps organizations build agility into their business so they can adapt to change. Our powerful low-code platform for workflow automation and artificial intelligence-powered decisioning enables the world’s leading brands and government agencies to hyper-personalize customer experiences, streamline customer service, and automate mission-critical business processes and workflows. With Pega, our clients can leverage our intelligent technology and scalable architecture to accelerate their digital transformation. In addition, our client success teams, world-class partners, and clients leverage our Pega Express™ methodology to design and deploy mission-critical applications quickly and collaboratively.
Our target clients are Global 2000 organizations and government agencies that require solutions to distinguish themselves in the markets they serve. Our solutions achieve and facilitate differentiation by increasing business agility, driving growth, improving productivity, attracting and retaining customers, and reducing risk. Along with our partners, we deliver solutions tailored to the specific industry needs of our clients.

Subscription transition
We are transitioning our business to sell software primarily through subscription arrangements. Until we fully complete our subscription transition, which we expect will occur in 2023, our operating results may be impacted. Operating performance, revenue mix, and new arrangements in each period can fluctuate based on client preferences for our perpetual and subscription offerings.
Performance metrics
We use performance metrics to analyze and assess our overall performance, make operating decisions, and forecast and plan for future periods, including:
Annual contract value (“ACV”)
ACV represents the annualized value of our active contracts as of the measurement date. The contract's total value is divided by its duration in years to calculate ACV for subscription license and Pega Cloud contracts. Maintenance revenue for the quarter then ended is multiplied by four to calculate ACV for maintenance. ACV is a performance measure that we believe provides useful information to our management and investors, particularly during our subscription transition.

ACV Growth
13% (16% Constant Currency)
Since December 31, 2021
$1,200M
$1,150M
$1,100M
$1,050M
$1,000M
$950M
$900M
$1,003M
$1,037M
$3
$1,034
$1,054M
$26
$1,028
$1,092M
$52
$1,040
$1,164M
$36
$1,128
Q4 21
Q1 22
Q2 22
Q3 22
Q4 22
ACV
Impact of changes in foreign exchange rates

Remaining performance obligations (“Backlog”)

Backlog Growth
1% (4% Constant Currency)
Since December 31, 2021
$1,600M
$1,400M
$1,200M
$1,000M
$800M
$1,345M
$1,395M
$39
$1,356
Q4 2021
Q4 2022
Backlog
Impact of changes in foreign exchange rates

Reconciliation of GAAP Backlog and Constant Currency Backlog

(in millions, except percentages)	Q4 2022	1 Year Growth Rate
Backlog	$1,356	1%
Impact of changes in foreign exchange rates	39	3%
Backlog - Constant Currency	$1,395	4%

Note: Constant currency measures are calculated by applying foreign exchange rates for the earliest period shown to all periods. The above constant currency measures reflect foreign exchange rates applicable as of Q4 2021. We believe that non-GAAP financial measures help investors understand our core operating results and prospects, consistent with how management measures and forecasts our performance without the effect of often one-time charges and other items outside our normal operations. The supplementary non-GAAP financial measures are not meant to be superior to or a substitute for financial measures prepared under U.S. GAAP.
Free Cash Flow (1)

(in thousands, except percentages)	Year Ended December 31,
	2022	2021	Change
Cash provided by operating activities	$22,336	$39,118	(43)%
Investment in property and equipment	(35,379)	(10,456)
Legal fees	41,789	11,390
Interest on convertible senior notes	4,500	4,500
Facilities	—	(18,000)
Other	6,805	115
Free cash flow	$40,051	$26,667	50%

Total Revenue	$1,317,845	$1,211,653
Free cash flow margin	3%	2%
(1) Our non-GAAP free cash flow measures reflect the following adjustments:
•Investment in property and equipment: Investment in property and equipment fluctuates in amount and frequency and is significantly affected by the timing and size of investments in our facilities. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.

•Legal Fees: Includes legal and related fees arising from proceedings outside of the ordinary course of business. We believe excluding these expenses from our non-GAAP financial measures is useful to investors as the disputes giving rise to them are not representative of our core business operations and ongoing operating performance.
•Interest on convertible senior notes: In February 2020, we issued convertible senior notes with an aggregate principal amount of $600 million, due March 1, 2025, in a private placement. We believe excluding the interest payments provides a useful comparison of our operational performance in different periods.
•Facilities: In February 2021, we agreed to accelerate our exit from our then Cambridge, Massachusetts headquarters to October 1, 2021, in exchange for a one-time payment from our landlord of $18 million, which was received in October 2021. We believe excluding the impact from our non-GAAP financial measures is useful to investors as the modified lease, including the $18 million payment, is not representative of our core business operations and ongoing operating performance.
•Other: We have excluded capital advisory fees and fees incurred due to the cancellation of in-person sales and marketing events. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operating performance.
Stock performance graph and cumulative total shareholder return
•The following performance graph represents a comparison of the cumulative total stockholder return, assuming the reinvestment of dividends, for a $100 investment on December 31, 2017 in our common stock, the Total Return Index for the NASDAQ Composite, a broad market index, and the Standard & Poor’s (“S&P”) North American Technology Sector - Software Index™ (“S&P NA Tech Software”), a published industry index.

Comparison of 5 Year Cumulative Total Return
300
250
200
150
100
50
2017
2018
2019
2020
2021
2022
Pegasystems Inc.
NASDAQ Composite
S&P NA Tech Software

PEGASYSTEMS INC.
1 Main Street
Cambridge, MA 02142
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To be held on June 20, 2023

This proxy statement contains information about the 2023 Annual Meeting of Shareholders of Pegasystems Inc. The Annual Meeting will be held on Tuesday, June 20, 2023, beginning at 10:00 am, Eastern Daylight Time at 1 Main Street, Cambridge, MA 02142. Unless the context otherwise requires, references in this proxy statement to “Pegasystems,” the “Company,” “we,” “us,” or “our” refer to Pegasystems Inc.

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on the proxy you submit for the meeting, it will be voted in accordance with the recommendation of the Board of Directors. If you are the record holder of your shares, you may revoke your proxy and change your vote at any time before it is exercised at the meeting by giving our Secretary written notice to that effect or a duly executed proxy bearing a later date or by voting your shares online at the Annual Meeting. Any shareholder owning shares in “street name” may revoke a proxy or change previously given voting instructions by contacting the bank or brokerage firm holding the shares. We first provided access to our proxy materials over the Internet at www.envisionreports.com/PEGA on or about May 8, 2023.

Pursuant to Rule 14a-16 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, or Annual Report, as filed with the Securities and Exchange Commission, or SEC, is being made available to shareholders on our website, www.pega.com, and at the following URL: www.envisionreports.com/PEGA.
You may obtain a copy of our Annual Report without charge upon written request to:
Pegasystems Inc.
1 Main Street
Cambridge, MA 02142-1517
Attention: Secretary
The Annual Report does not constitute any part of this proxy statement. Certain documents referenced in this proxy statement are available on our website at www.pega.com. Information contained on our website is not included as part of, nor incorporated by reference into, this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 20, 2023.

This proxy statement and our Annual Report are available for viewing, printing, and downloading at
www.envisionreports.com/PEGA.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will consider and vote on the following matters:
1.To elect to our Board of Directors the seven nominees named in this proxy statement, each for a one-year term.
2.To approve, by a non-binding advisory vote, the compensation of our named executive officers, also referred to as Say on Pay, as described in the “Compensation Discussion and Analysis” section and elsewhere in this proxy statement.
3.To approve, by a non-binding advisory vote, the frequency of the shareholder advisory vote on the compensation of our named executive officers.
4.To approve the amended and restated Pegasystems Inc. 2004 Long-Term Incentive Plan (the “Plan”).
5.To approve the amended and restated Pegasystems Inc. 2006 Employee Stock Purchase Plan (the “ESPP”).
6.To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
How does the Board of Directors recommend that I vote on the Proposals?
The Board of Directors recommends that you vote:
•FOR the election to our Board of Directors of each of the seven nominees named in this proxy statement, each to hold office for a term of one year (Proposal 1);
•FOR the approval, by a non-binding advisory vote, of the compensation of our named executive officers, also referred to as Say on Pay, as described in the “Compensation Discussion and Analysis” section and elsewhere in this proxy statement (Proposal 2);
•FOR the approval, by a non-binding advisory vote, of holding the non-binding advisory vote on the compensation of our named executive officers every year (Proposal 3);
•FOR the approval of the Plan (Proposal 4);
•FOR the approval of the ESPP (Proposal 5); and
•FOR the ratification of the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 6).
Who can vote?
To be able to vote, you must have been a Pegasystems shareholder of record at the close of business on April 20, 2023. This date is the Record Date for the Annual Meeting. On the Record Date, there were 82,961,218 shares of our common stock outstanding and entitled to vote.
How many votes do I have?
Each share of our common stock that you owned on the Record Date entitles you to one vote on each matter before the shareholders at the Annual Meeting.
Is my vote important?
Your vote is important regardless of how many shares you own. Please take the time to vote. Also, please take a moment to read the instructions below.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
We are pleased to comply with the SEC rules that direct companies to distribute their proxy materials over the Internet, as we have done in past years. As a result, we have sent our shareholders and beneficial owners a Notice of Internet Availability of Proxy Materials, or the Availability Notice, instead of paper copies of this proxy statement, our proxy card, and our Annual Report. Detailed instructions on how to access these materials over the Internet may be found in the Availability Notice. This proxy statement and our Annual Report are available for viewing, printing, and downloading at www.envisionreports.com/PEGA.
I prefer to read my proxy materials on paper. How do I get paper copies?
The Availability Notice contains instructions on how to request paper copies by phone, email, or the Internet. You will be sent the materials by first class mail within three business days of your request, at no cost to you. If you receive your proxy materials by mail, you may vote your shares by completing, signing, and dating the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. Once you request paper copies, you will continue to receive the materials in paper form until you instruct us otherwise. Please note, however, that the online proxy materials will also be in a format suitable for printing on your own printer.

How can I vote?
If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote over the Internet or by telephone or mail, or you may vote in person at the Annual Meeting. If your shares are held in “street name” by a bank or brokerage firm, please see the first sentence of the “Can I vote if my shares are held in ‘street name’?” section below for instructions regarding how to vote your shares.
Voting by Internet. You may vote your proxy over the Internet by following the instructions provided in the Availability Notice and on the proxy card.
Voting by telephone. You may vote your proxy over the telephone by following the instructions provided in the Availability Notice and on the proxy card.
Voting by mail. You may vote your proxy by printing, completing, signing, and dating the proxy card that accompanies this proxy statement and promptly mailing it in accordance with the instructions provided on the proxy card. The shares you own will be voted according to the instructions on the proxy card you submit. If you return the proxy card but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends that you vote FOR the director nominees, FOR Proposals 2, 4, 5 and 6, and, on Proposal 3, FOR an annual vote on the compensation of our named executive officers.
Voting in person at the Annual Meeting. If you attend the Annual Meeting, you may vote by delivering your completed proxy in person or by completing a ballot. Ballots will be available at the Annual Meeting.
Can I vote my shares by filling out and returning the Availability Notice?
No. The Availability Notice contains instructions on how to vote over the Internet, by telephone, by requesting and returning a paper proxy card, or by voting online during the Annual Meeting.
Can I vote if my shares are held in “street name”?
If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your voting instruction form.
Under the applicable rules of the NASDAQ Global Select Market, or Nasdaq, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 6) is considered to be a “discretionary” item under Nasdaq rules, and your bank or brokerage firm will be able to vote on this item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2), the advisory vote on the frequency of the shareholder advisory vote on the compensation of our named executive officers (Proposal 3), the approval of the Plan (Proposal 4), and the approval of the ESPP (Proposal 5) are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these items, your broker is not permitted to vote with respect to these proposals, and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.
Can I change my vote after I have submitted my proxy?
Yes. If your shares are registered in your name, you can revoke your proxy and change your vote at any time before the polls close for the Annual Meeting by doing any one of the following things:
•signing another proxy with a later date;
•giving our Secretary a written notice before or at the Annual Meeting that you want to revoke your proxy;
•voting over the Internet or by telephone by following the instructions provided in the Availability Notice and on the proxy card by 1:00 a.m., Eastern Daylight Time, on June 20, 2023; or
•voting in person at the Annual Meeting.
Your attendance at the Annual Meeting alone, without also voting, will not revoke your proxy.
If your shares are held in “street name” and you wish to revoke a proxy, you should contact your bank or brokerage firm and follow its procedures for changing your voting instructions.
What constitutes a quorum?
In order for business to be conducted at the Annual Meeting with respect to a particular matter, a quorum must be present in person or represented by valid proxies for that particular matter. For each of the proposals described in this proxy statement, a quorum consists of the holders of a majority of the shares of common stock issued and outstanding on April 20, 2023, the Record Date, which is approximately 41,480,610 shares of our common stock.

Shares of common stock represented in person or by proxy, including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon, will be counted for the purpose of determining whether a quorum exists. A share once represented for any purpose at the Annual Meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless (1) the shareholder attends solely to object to lack of notice, defective notice, or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new Record Date is set for that adjourned meeting.
If a quorum is not present, the meeting will be adjourned until a quorum is obtained.
What vote is required for each item?
Proposal 1: Election of Directors. Under our Amended and Restated Bylaws, with respect to each of the seven nominees for director, the number of votes cast at the Annual Meeting in favor of such nominee must represent a majority of the votes entitled to be cast in an election of directors by all issued and outstanding shares of common stock on the Record Date. This means that if any nominee is one of the seven nominees receiving the highest number of votes cast at the Annual Meeting, but the number of votes cast for such nominee does not represent a majority of the votes entitled to be cast in an election of directors by all issued and outstanding shares, such nominee will not be elected as a director. If your shares are held in “street name” and you do not instruct your broker how to vote with respect to this item, your broker is not permitted to vote your shares with respect to this proposal.
Proposal 2: Advisory Vote on Executive Compensation. Our Board of Directors is seeking a non-binding advisory vote to approve the compensation of our named executive officers. Under our Amended and Restated Bylaws, approval for such non-binding resolution requires that the votes cast in favor exceed the votes cast in opposition. While this vote is non-binding and advisory in nature, our Board of Directors and Compensation Committee will consider the outcome of the vote when determining executive compensation arrangements. If your shares are held in “street name” and you do not instruct your broker how to vote with respect to this item, your broker is not permitted to vote your shares with respect to this proposal.
Proposal 3: Advisory Vote on the Frequency of the Shareholder Advisory Vote on Executive Compensation. Our Board of Directors is seeking a non-binding advisory vote regarding the frequency of the advisory vote on the compensation of our named executive officers. Under Section 1A of the Securities Exchange Act, the Company must hold an advisory vote every six years to determine if the “Say on Pay” votes should occur every one, two, or three years. If your shares are held in “street name” and you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal.
Proposal 4: Approval of the Plan. Under our Amended and Restated Bylaws, approval of the amended and restated Pegasystems Inc. 2004 Long-Term Incentive Plan requires that the votes cast in favor exceed the votes cast in opposition. If your shares are held in “street name” and you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal.
Proposal 5: Approval of the ESPP. The amended and restated Pegasystems Inc. 2006 Employee Stock Purchase Plan will be approved if the votes cast in favor exceed the votes cast in opposition. If your shares are held in “street name” and you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal.
Proposal 6: Ratification of the Independent Registered Public Accounting Firm. The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 will be approved if the votes cast in favor exceed the votes cast in opposition. If your shares are held in “street name” and you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal.
How will votes be counted?
Each share of common stock will be counted as one vote according to the instructions contained on a properly completed proxy card, whether submitted by mail, over the Internet, by telephone, or voted online at the Annual Meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either (1) indicate that the shareholder abstains from voting on a particular matter or (2) are broker non-votes. Banks and brokers that do not receive instructions with respect to Proposals 1, 2, 3, 4, and 5 will not be allowed to vote these shares, which will then be counted as “broker non-votes” instead of votes “for” or “against.”
Abstentions and broker non-votes will have no effect on the outcome of voting with respect to Proposal 2 (Advisory Vote on Executive Compensation), Proposal 3 (Advisory Vote on the Frequency of the Shareholder Advisory Vote on Executive Compensation), Proposal 4 (Approval of the Plan), Proposal 5 (Approval of the ESPP), and Proposal 6 (Ratification of the Independent Registered Public Accounting Firm), because these proposals will be approved if the votes cast at the Annual Meeting in favor of the proposal exceed the votes cast at the Annual Meeting opposing the proposal. Abstentions and broker non-votes, however, will have the effect of negative votes with respect to Proposal 1 (Election of Directors), because, as described above, this proposal requires the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast at the Annual Meeting by all issued and outstanding shares of common stock on the Record Date.
Who will count the votes?
The votes will be counted, tabulated, and certified by our transfer agent and registrar, Computershare. Matthew J. Cushing, our Vice President, Chief Commercial Officer, General Counsel, and Secretary, will serve as the inspector of elections at the Annual Meeting.

Will my vote be kept confidential?
Yes. Your vote will be kept confidential and we will not disclose your vote unless (1) we are required to do so by law, including in connection with the pursuit or defense of a legal or administrative action or proceeding, or (2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure of your identity on your proxy card.
Will any other business be conducted at the Annual Meeting or will other matters be voted on?
No. Under the laws of Massachusetts, where we are incorporated, an item may not be brought before our shareholders at a shareholder meeting unless it appears in the notice of the meeting. Our Amended and Restated Bylaws establish the process for a shareholder to bring a matter before a meeting. See the “How and when may I submit a shareholder proposal for the 2024 Annual Meeting?” section below.
Where can I find the voting results?
We will report the voting results in a Current Report on Form 8-K, which will be filed with the SEC no later than four business days after the Annual Meeting.
How and when may I submit a shareholder proposal for the 2024 Annual Meeting?
If you are interested in submitting a proposal for inclusion in the proxy statement for the 2024 Annual Meeting, you need to follow the procedures outlined in Rule 14a-8 under the Exchange Act and in our Amended and Restated Bylaws. To be eligible for inclusion, we must receive your shareholder proposal intended for inclusion in the proxy statement for the 2024 Annual Meeting of Shareholders at our principal corporate offices in Cambridge, Massachusetts as set forth below no later than December 29, 2023.
In addition, our Amended and Restated Bylaws require that we be given advance written notice for nominations for election to our Board of Directors and other matters that shareholders wish to present for action at an annual meeting other than those to be included in our proxy statement under Rule 14a-8. The Secretary must receive such notice at the address noted below not less than 120 days or more than 150 days before the first anniversary of the date on which our proxy statement was released to shareholders in connection with the prior year’s meeting. However, if the date of our annual meeting is advanced or delayed by more than 30 days from the anniversary date of the prior year’s meeting (or no proxy statement was delivered to shareholders in connection with the prior year’s meeting), then we must receive such notice at the address noted below not earlier than the 120th day before such annual meeting and not later than the close of business on the later of (1) the 90th day before such annual meeting and (2) the 10th day following the day on which public notice of the meeting date is first made. Assuming that the 2024 Annual Meeting is held between May 21, 2024 and July 20, 2024, you would need to give us appropriate notice at the address noted below no earlier than November 29, 2023 and no later than December 29, 2023. Notwithstanding the foregoing, the postponement or adjournment of any annual meeting for which notice has been provided to shareholders shall not commence a new time period for giving the shareholders’ notice. If a shareholder does not provide timely notice of a nomination or other matter to be presented at the 2024 Annual Meeting, under Massachusetts law, it may not be brought before our shareholders at a meeting.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Securities Exchange Act of 1934, as amended. Our Amended and Restated Bylaws also specify requirements relating to the content of the notice that shareholders must provide to the Secretary for any matter, including a shareholder proposal or nomination for director, to be properly presented at a shareholder meeting. A copy of the full text of our Amended and Restated Bylaws is on file with the SEC.
Any proposals or notices should be sent to:
Pegasystems Inc.
1 Main Street
Cambridge, MA 02142-1517
Attention: Vice President, Chief Commercial Officer, General Counsel, and Secretary
Who will bear the costs of soliciting these proxies?
We will bear the costs of solicitation of proxies. We will request brokers, custodians, and fiduciaries to forward proxy soliciting material to the owners of shares of our common stock they hold in such shareholders’ names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
How can I obtain an Annual Report on Form 10-K?
Our Annual Report is available in the “Investors” section of our website at www.pega.com, as well as at the following URL: www.envisionreports.com/PEGA. If you would like a paper copy of our Annual Report on Form 10-K, we will send it to you without charge.
Please contact:
Pegasystems Inc.
1 Main Street
Cambridge, MA 02142-1517
Attention: Vice President, Chief Commercial Officer, General Counsel, and Secretary
Telephone: (617) 374-9600

Whom should I contact if I have any questions?
If you have any questions about the Annual Meeting or your ownership of our common stock, please contact Matthew J. Cushing, Vice President, Chief Commercial Officer, General Counsel, and Secretary of Pegasystems Inc. at the address or telephone number listed above.
Householding of Annual Meeting Materials
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the address or telephone number listed above.
If you want to receive separate copies of the proxy statement or Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, which, except as otherwise noted below, is as of January 31, 2023, with respect to the beneficial ownership of our common stock by:
•the shareholders we know to beneficially own more than 5% of our outstanding common stock (based solely on our review of Schedules 13G filed with the SEC);
•each director named in this proxy statement;
•each executive officer named in the Summary Compensation Table included in this proxy statement; and
•all our executive officers and directors as a group.
Unless otherwise indicated, the address of each person listed below is c/o Pegasystems Inc., 1 Main Street, Cambridge, MA 02142.

	NUMBER OF SHARES OWNED	SHARES ACQUIRABLE WITHIN 60 DAYS(1)	TOTAL SHARES BENEFICIALLY OWNED(2)	PERCENTAGE OF SHARES BENEFICIALLY OWNED(3)
5% Shareholders
Alan Trefler(4)	39,835,195	259,351	40,094,546	48.6%
Bares Capital Management, Inc.(5)	5,550,701	—	5,550,701	6.7%
The Vanguard Group(6)	4,274,667	—	4,274,667	5.2%
Directors
Alan Trefler	†	†	†	†
Peter Gyenes	8,248	16,349	24,597	*
Richard Jones(7)	604,062	16,349	620,411	*
Christopher Lafond	5,729	16,349	22,078	*
Dianne Ledingham	13,095	16,349	29,444	*
Sharon Rowlands	20,154	16,349	36,503	*
Larry Weber	6,835	16,349	23,184	*
Named Executive Officers
Alan Trefler	†	†	†	†
Kenneth Stillwell	15,780	103,717	119,497	*
Rifat Kerim Akgonul	52,214	98,463	150,677	*
John Gerard Higgins	2,298	36,119	38,417	*
Leon Trefler	29,110	197,530	226,640	*
All executive officers and directors as a group (8)	40,594,297	820,862	41,415,159	50.2%
* Represents beneficial ownership of less than 1% of our outstanding common stock.
† See 5% Shareholders above.
(1) The number of shares of common stock beneficially owned by each person is determined under the SEC’s rules. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has sole or shared voting or investment power, plus any shares that the person has the right to acquire within 60 days, including through the exercise of stock options or vesting of restricted stock units (“RSUs”). Unless otherwise indicated, for each person named in the table, the number in the “Shares Acquirable within 60 Days” column consists of shares covered by stock options that may be exercised and RSUs that vest within 60 days after January 31, 2023.
(2) To our knowledge, unless otherwise indicated, all the persons listed in the table above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.
(3) The percent ownership is calculated by dividing each person’s total shares beneficially owned by 82,453,791 shares, which was the number of shares of our common stock outstanding on January 31, 2023.
(4) As reported in the Schedule 13G, Amendment #22, filed with the SEC on February 14, 2023 by Mr. Trefler. Includes 70,000 shares of common stock held by the Trefler Foundation, of which Mr. Trefler is a trustee. Mr. Trefler has shared voting and dispositive control over such shares, but has no pecuniary interest with respect to such shares. As of January 31, 2023, includes 2,249,589 shares of common stock pledged or held in margin securities accounts maintained at brokerage firms.
(5) Represents shares of common stock beneficially owned as of December 31, 2022, based on a Schedule 13G, Amendment #3, filed with the SEC on February 14, 2023 by Bares Capital Management, Inc. (“Bares Capital Management”). Such filing states that Bares Capital Management and Brian Bares have shared voting and dispositive power with respect to 5,550,701 shares. In such filing, Bares Capital Management lists its address as 12600 Hill Country Blvd., Suite R-230, Austin, TX 78738.
(6) Represents shares of common stock beneficially owned as of December 31, 2022, based on a Schedule 13G filed with the SEC on February 9, 2023 by The Vanguard Group, Inc. (“The Vanguard Group”). Such filing states that The Vanguard Group has shared voting and dispositive power with respect to 4,274,667 shares. In such filing, The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355.
(7) Includes 25,790 shares held by the Jones Family Foundation for which Mr. Jones has voting and dispositive power over such shares, but has no pecuniary interest with respect to such shares. Includes 352,691 shares held by the Richard H. Jones Revocable Trust for which Mr. Jones has sole voting and investment power over such shares, of which 282,672 shares of common stock are pledged or held in margin securities accounts maintained at brokerage firms as of January 31, 2023. Includes 14,339 shares held by the Patricia Jones Revocable Trust, 31,065 shares held by the Patricia Jones Irrevocable (Dynasty) Trust and 85,584 shares held by the Patricia Jones Irrevocable Cornerstone Trust for which Mr. Jones’ spouse has sole voting and dispositive power over such shares.
(8) Includes all 12 persons who were directors or executive officers of Pegasystems on January 31, 2023.

PROPOSAL 1 – ELECTION OF DIRECTORS
This year our Board of Directors has nominated Peter Gyenes, Richard Jones, Christopher Lafond, Dianne Ledingham, Sharon Rowlands, Alan Trefler, and Larry Weber for election to the Board of Directors.
The persons named in the proxy card as proxies will vote to elect each of the nominees, unless you vote against the election of one or more nominees or abstain from voting on the election of one or more nominees, in each case, by affirmatively marking the proxy card to that effect (or through Internet or telephonic voting). Each of our nominees has indicated their willingness to serve, if elected. However, if any of the nominees shall become unable or unwilling to serve, the proxies, unless authority has been withheld as to such nominee, may be voted for the election of a substitute nominee designated by our Board of Directors, or the Board of Directors may reduce the number of directors. Proxies may not be voted for more than seven persons.
There are no family relationships among any of our executive officers or directors, with the exception of Alan Trefler, our Chairman and Chief Executive Officer, whose brother, Leon Trefler, is our Chief of Clients and Markets. Unless otherwise noted, we refer to Alan Trefler as Mr. Trefler and Leon Trefler as Leon Trefler in this proxy statement.
The Board of Directors recommends that you vote FOR the election of the nominees as directors, and proxies solicited by the Board of Directors will be voted in favor thereof unless a shareholder has indicated otherwise on the proxy.
DIRECTOR QUALIFICATIONS
The following information is furnished with respect to each of our directors, as of April 1, 2023. The information presented details the characteristics, qualifications, attributes, and skills that led to the Board of Directors’ conclusion that each of our directors is qualified to serve on the Board of Directors, including significant professional experience and service on the boards of other companies. It includes information each director has given us about their age, all positions they hold with us, and their principal occupation and business experience during at least the past five years, including the names of other publicly-held companies of which they serve, or have served, as a director. Additionally, it is our view that each director exhibits integrity and high ethical standards, as well as sound business judgment and acumen, which are valued and expected characteristics for our directors. Information about the number of shares of common stock beneficially owned by each director, directly and indirectly, appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”
Director Diversity Matrix
The following Board Diversity Matrix presents information regarding our Board diversity in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. We satisfy the current requirements under Nasdaq Rule 5605(f)(2) by having at least one director who self-identifies as female.

Board Diversity Matrix (As of April 1, 2022)
Total Number of Directors: 7
	Female	Male
Part I: Gender Identity
Directors	2	5
Part II: Demographic Background
White	2	5

Director Diversity
We aim to create and maintain a Board with a diversity of skills and attributes that is aligned with our current and anticipated strategic needs. We value diversity and believe that diversity among our directors’ personal and professional experiences, opinions, perspectives, and backgrounds is desirable. We seek to achieve diversity through our thoughtful selection of qualified candidates. Our candidates, as more fully described below, have experience in, among other areas: leadership, technology, international operations and growth, and sales and marketing.

NOMINEES FOR ELECTION FOR A TERM OF ONE YEAR EXPIRING IN 2024
•Peter Gyenes, 77, has been a member of our Board of Directors since March 2009. He also serves on our Audit and Nominating and Corporate Governance Committees. Mr. Gyenes has over four decades of experience in global technical, sales, marketing, and general management positions within the software and computer systems industries. Mr. Gyenes is a Trustee Emeritus of the Massachusetts Technology Leadership Council. Mr. Gyenes previously served on the boards of RealPage, Inc. (until 2021), Sophos plc (until 2020), Information Builders, Inc. (until 2020), Carbonite (until 2019), IntraLinks, Inc. (until 2017), Epicor (until 2016), EnerNOC Inc. (until 2016), Appfluent Technologies (until 2015), and Cimpress NV (until 2015). He served as Chairman and CEO of Ascential Software, as well as of its predecessor companies VMark Software, Ardent Software, and Informix, and led its growth into the data integration market leader from 1996 until it was acquired by IBM in 2005. Previously, Mr. Gyenes served as President and CEO of Racal InterLan, Inc., and in executive positions at Data General Corporation, Encore Computer Corporation, and Prime Computer, Inc. Earlier in his career, he held sales and technical positions at Xerox Data Systems and IBM. He is a graduate of Columbia University where he received both his B.A. in mathematics and his M.B.A. degree. Mr. Gyenes was awarded the 2005 New England Region Ernst & Young Entrepreneur of the Year award in Software. We believe Mr. Gyenes’ qualifications to serve on our Board of Directors include his decades of leadership roles for global technology companies, including his positions as a chief executive officer and director of publicly traded companies, as well as his proven ability to bridge strategy with operational excellence and his experience with mergers and acquisitions.

•Richard Jones, 71, joined Pegasystems in October 1999, serving as President and Chief Operating Officer until September 2002. Mr. Jones was a part-time employee of Pegasystems from July 2002 to July 2007. Mr. Jones was elected as a member of our Board of Directors in November 2000, and served as Vice Chairman from September 2002 to July 2007. In July 2011, he was elected a member of our Compensation Committee and of our Nominating and Corporate Governance Committee. Mr. Jones also serves on the Board of Directors of Western Oncolytics LLC and KaliVir, Inc., both private companies developing novel therapies for cancer. From 1995 to 1997, Mr. Jones served as a Chief Asset Management Executive and member of the Operating Committee at Barnett Banks, Inc., which at the time was among the nation’s 25 largest banks. From 1991 to 1995, he served as Chief Executive Officer of Fleet Investment Services, a brokerage and wealth management organization. His prior experience also includes serving as Executive Vice President with Fidelity Investments, an international provider of financial services and investment resources, and as a principal with the consulting firm of Booz, Allen & Hamilton. Since June 1995, Mr. Jones has served as Chairman of Jones Boys Ventures, a retailer. Mr. Jones also serves as a director of Buyers Access, LLC, an OMNIA Partners Company, a purchasing and cost control specialist for the housing market, as well as Colo5, LLC, an independent data center operator, and is currently a Trustee of Episcopal High School Foundation in Jacksonville, Florida. Mr. Jones holds an undergraduate degree from Duke University, with majors in both economics and management science. He also holds an M.B.A. degree from the Wharton School of the University of Pennsylvania. We believe Mr. Jones’ qualifications to serve on our Board of Directors include his two decades of executive management, his financial expertise and business acumen, and his experience gained while serving as Pegasystems’ President and Chief Operating Officer.
•Christopher Lafond, 57, has been a member of our Board of Directors since April 2019. In 2020, Mr. Lafond was elected as the Chair of our Audit Committee. Mr. Lafond currently serves as the Chief Executive Officer and member of the board of Insurity, Inc., a role he has held since August 2019. From November 2017 to August 2019, he served as Insurity’s Chief Financial Officer. From June 2015 to June 2017, Mr. Lafond served as the Executive Vice President and Chief Financial Officer of Intralinks Holdings, Inc. From October 1995 to June 2014, Mr. Lafond held a variety of roles at Gartner, Inc., including Executive Vice President and Chief Financial Officer from 2003 to 2014. Previously at Gartner, he served as Chief Financial Officer for Gartner’s North America and Latin America operations, Group Vice President and North American Controller, Director of Finance, Vice President of Finance and Assistant Controller. From August 2017 to January 2019, Mr. Lafond was a member of the board of Sirius Decisions Inc. Since March 2019, Mr. Lafond has served as a member of the Small Business Advisory Committee of the Financial Accounting Standards Board (“FASB”). Mr. Lafond holds a B.A. in Economics from the University of Connecticut and an M.B.A. degree from the Columbia University Graduate School of Business. Mr. Lafond’s qualifications to serve on our Board of Directors include his extensive leadership experience and financial expertise, including positions such as Chief Financial Officer and member of the board of Insurity, Inc., and Chief Financial Officer for several companies.
•Dianne Ledingham, 60, has been a member of our Board of Directors since September 2016. In January 2017, she was elected a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Ms. Ledingham is a Senior Partner in Bain & Company’s Boston office, a leader in Bain’s Customer Strategy & Marketing practice, and the firm’s Telecom, Media and Technology practice. With her 30-plus year tenure at Bain, Ms. Ledingham is one of the firm’s most prominent leaders in commercial and sales excellence with experience across a range of industries and particular depth in technology and software. In addition, Ms. Ledingham has served on each of Bain’s governance committees including serving on Bain’s Board of Directors, Bain’s Global Compensation and Promotion Committee, including as elected Chair, and Bain’s Global Nominating Committee, as elected Chair. As of September 2022, Ms. Ledingham has been serving on the Board of Directors of Edgio, a technology company optimizing content delivery. Additionally, Ms. Ledingham is currently serving on the board of City Year Boston, and former Chair, as well as Treasurer on the board of Ventures for Hope. Ms. Ledingham holds a degree in electrical engineering with honors from Brown University and an M.B.A. degree with distinction from Harvard Business School. We believe Ms. Ledingham’s qualifications to serve on our Board of Directors include her significant business and marketing experience, including her experience as the founding global leader for Sales and Channel Effectiveness within Bain’s Customer Strategy and Marketing practice.

•Sharon Rowlands, 64, has been a member of our Board of Directors since April 2016. In January 2017, she was elected a member of the Nominating and Corporate Governance Committee and as the Chair of our Compensation Committee. Ms. Rowlands formerly served as President (2019-2021) and currently serves as Chief Executive Officer of Newfold Digital, Inc., (formerly Web.com) a marketing solutions company. From November 2017 to January 2019 she served as President of USA Today Network Marketing Solutions at Gannett Co. From 2014 to 2018, Ms. Rowlands served as the Chief Executive Officer and member of the board of ReachLocal, Inc., an Internet-based advertising and marketing company which specialized in search engine marketing, marketing analytics, and display advertising. Ms. Rowlands has more than 20 years of experience serving small to enterprise level businesses in leadership roles. Ms. Rowlands currently serves as an advisor on the board of Sonihull, a company that provides ultrasonic anti-fouling solutions. Ms. Rowlands is also currently serving as a director and the chair of the compensation committee of the board of directors for Everbridge, a public company that develops critical event management software, and The Glimpse Group, a private company developing virtual and augmented reality software and services. From 2011 to 2013, she was the Chief Executive Officer and member of the board of Altegrity, Inc., which provides security and risk management solutions to government and commercial clients. From 2008 to 2011, Ms. Rowlands was the Chief Executive Officer of Penton Media, Inc., a business-to-business information provider producing more than 110 magazines and associated websites, and about 60 industry events. From 1997 to 2008, Ms. Rowlands held a variety of roles including Chief Executive Officer from 2005 to 2008 at Thomson Financial Inc., a provider of market and securities data and other financial services for brokerages, investment bankers, traders, and other investment professionals. From 2015 to 2018, Ms. Rowlands served on the Board of Directors of the Local Search Association, a not-for-profit industry association of media companies and technology providers. From 2010 to 2016, she served on the board of ReachLocal, Inc. From 2010 to 2014, Ms. Rowlands served on the board of Constant Contact, Inc. From 2008 to 2011, she served on the board of Automatic Data Processing, Inc. Ms. Rowlands holds a B.A. in History from the University of Newcastle, Newcastle-Upon-Tyne and a Postgraduate Certificate in Education from Goldsmiths, University of London. We believe Ms. Rowland’s qualifications to serve on our Board of Directors include her extensive leadership experience, including positions as Chief Executive Officer and as a director for several public and private companies.
•Alan Trefler, 67, a founder of Pegasystems, has served as Chief Executive Officer and Chairman of the Board of Directors since Pegasystems was organized in 1983. Prior to 1983, he managed an electronic funds transfer product for TMI Systems Corporation, a software and services company. Mr. Trefler holds a B.A. degree in economics and computer science from Dartmouth College. We believe Mr. Trefler’s qualifications to serve on our Board of Directors include his extensive experience in the software industry, including as our founder, Chief Executive Officer, and Chairman of our Board of Directors since our inception in 1983.
•Larry Weber, 67, has been a member of our Board of Directors since August 2012. In May 2013, he was elected a member of our Compensation and Nominating and Corporate Governance Committees, and in January 2015, he was elected Chair of our Nominating and Corporate Governance Committee. In June 2021, Mr. Weber was elected a member of our Audit Committee. Mr. Weber has served as the Chief Executive Officer and Chairman of the Board of Racepoint Global, Inc., a digital marketing services ecosystem of marketing service companies organized to help chief marketing officers in their role as builders of communities and content aggregators, since he founded the company in September 2004. From 2017 to 2018, Mr. Weber served on the board as well as the Nominating and Corporate Governance Committee of RMG Networks Holding Corporation, a digital signage provider for most of the Fortune 100 companies. From 2011 to 2013, Mr. Weber also served on the board of Avectra, a provider of web-based association management software (AMS) and social CRM software. In 2001, Mr. Weber founded Weber Shandwick, one of the largest public relations agencies in the world. Mr. Weber is also a co-Founder and Chairman of the Board of the Massachusetts Innovation & Technology Exchange (MITX), one of the largest interactive advocacy organizations in the world. Mr. Weber has authored four books: Marketing to the Social Web: How Digital Customer Communities Build Your Business; Everywhere: Comprehensive Digital Business Strategy for the Social Media Era; Sticks and Stones: How Digital Business Reputations are Built Over Time and Lost in a Click; and The Provocateur: How a New Generation of Leaders are Building Communities, Not Just Companies. Mr. Weber holds a B.A. in English from Denison University, Ohio and a M.F.A. in Writing and Literature from Antioch College, Oxford. We believe Mr. Weber’s qualifications to serve on our Board of Directors include his extensive experience in the global marketing and public relations industry, including positions as founder and Chairman of the Board for Racepoint Global, Inc., and as a director for several companies.
CORPORATE GOVERNANCE
GENERAL
We believe that good corporate governance is important to ensure that Pegasystems is managed for the long-term benefit of its shareholders, and we are committed to maintaining sound corporate governance principles. During the past year, we continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the existing and proposed rules of the SEC, and the listing standards of Nasdaq.
We have adopted policies and procedures that we believe are in the best interests of Pegasystems and our shareholders. In particular, we have the following policies and procedures:

•Declassified Board of Directors. We have a declassified Board of Directors and our Amended and Restated Bylaws provide for one-year terms for our directors. All nominees will stand for election or re-election to one-year terms at this Annual Meeting.
•Majority Voting for Election of Directors. Our Amended and Restated Bylaws provide for a majority voting standard in director elections, so a nominee is elected to the Board of Directors if they receive a majority of the votes entitled to be cast in an election of directors by all issued and outstanding shares of common stock.
•No Hedging Policy. Pursuant to our Insider Trading Policy, we prohibit all hedging transactions or short sales involving Pegasystems securities by our directors and employees, including our executive officers.
The Board of Directors has approved and adopted Corporate Governance Guidelines which provide a framework for corporate governance. These guidelines outline the qualifications required for Board members, the composition and structure of the Board, and the role and responsibilities of the Board. They also detail the various committees of the Board, as well as their structure and purpose. The guidelines address evaluating Board, committee, director and officer performance, establishing executive management talent succession plans, and reviewing pledged or margined shares of the Company’s common stock by executive officers and directors. The Board also implemented stock ownership guidelines for officers and directors. Under these guidelines, our Chief Executive Officer is to own shares equal to three times such person’s annual base salary, directors are to own shares equal to three times such director’s annual cash retainer, and other officers are to own shares equal to one times such person’s annual base salary. Unvested and unearned awards do not count towards satisfaction of the minimum share ownership level. Each director and officer has until 5 years from the later of April 22, 2019 and commencement of services to achieve compliance. Until minimum share ownership is achieved, the applicable director or officer must retain 50 percent of all net shares that vest until minimum share ownership is achieved. In addition, if at the end of the 5-year period a director or officer has not achieved the minimum share ownership level, the director or officer may not sell any shares until the minimum share ownership level is achieved. Currently, each of our directors and officers has either satisfied the applicable minimum share ownership level or is within the applicable phase-in period contemplated by the guidelines. In addition to the share retention requirements under our stock ownership guidelines, shares acquired under our Employee Stock Purchase Plan (“ESPP”) may not be sold, pledged or otherwise transferred prior to one year from their acquisition.
We have a Compliance and Risk Governing Committee composed of senior representatives across the Company that reports to and assists the Audit Committee and the Board as a whole in the oversight of regulatory, compliance and governance matters as well as risk management. The Compliance and Risk Governing Committee oversees our compliance and risk management programs, including policies and procedures for data privacy, cybersecurity, employee health and safety, compliance with anti-corruption and anti-bribery laws, and environmental, social and governance (ESG) matters, including climate-related matters. As discussed in “Corporate Responsibility and Sustainability”, we are focused on the risks created from climate-related matters, and continue to take steps to reduce our impact on the environment, including continued efforts to be carbon neutral, recycling programs and green teams, headquarters that are LEED Gold certified, and a Supplier Code of Conduct in which we expect our suppliers to adopt policies and practices to reduce environmental impact, and to follow all applicable laws, regulations and standards.
We have a written Code of Conduct that applies to our Board of Directors and all our employees, including our principal executive officer, principal financial officer, and principal accounting officer, and to persons performing similar functions.
You can access the current charters for our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, our Corporate Governance Guidelines, and our Code of Conduct in the “Leadership & Governance” section of our website at www.pega.com or by contacting:
Pegasystems Inc.
1 Main Street
Cambridge, MA 02142-1517
Attention: Vice President, Chief Commercial Officer, General Counsel, and Secretary
Telephone: (617) 374-9600
DETERMINATION OF INDEPENDENCE
A majority of our directors must be “independent directors” as defined by Nasdaq Rule 5605(a)(2). Our Board of Directors has determined that each of our non-employee directors qualifies as an “independent director” because none of them is an executive officer, employee, or individual who has a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. Therefore, our Board of Directors has determined that each of these directors (Peter Gyenes, Richard Jones, Christopher Lafond, Dianne Ledingham, Sharon Rowlands, and Larry Weber) is an “independent director” as defined under Nasdaq Rule 5605(a)(2). There were no other transactions, relationships, or arrangements not disclosed in this proxy statement that were relevant to the independence of the persons serving as members of our Board of Directors in 2022.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT
The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance, rather than directing day-to-day operations. The Board’s primary responsibility is to oversee the management of Pegasystems and, in so doing, serve the best interests of Pegasystems and its shareholders. The Board selects, evaluates, and provides for the succession of executive officers and, subject to shareholder election each year at our annual meeting, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on us. Management keeps the Board informed of Company activity through regular written reports and presentations at Board and committee meetings.
As part of our corporate governance process, our Board of Directors, along with our Audit Committee, oversees the risk management process for Pegasystems, which provides further checks and balances to our leadership structure. The Board has vested its oversight of corporate governance to the Nominating and Corporate Governance Committee. The Board receives reports from members of senior management on the functional areas for which they are responsible. Such reports may include operational, financial, sales, competitive, legal and regulatory, compliance, strategic and other risks, as well as any related management and mitigation. Our Chief Information Security Officer (“CISO”) periodically meets with the Board to inform and update them on our cybersecurity program. In addition, as part of its core functions, the Audit Committee reviews our internal audit, business, and financial controls in collaboration with our senior management, including our Chief Compliance Officer and our Senior Director of Internal Audit, and also receives periodic reports from our CISO.
Since our inception in 1983, Mr. Trefler, our founder, has served as Chairman of our Board of Directors and as our Chief Executive Officer. We believe our leadership structure, which is often adopted by other public companies in the United States, has been effective for us, as evidenced by our solid performance and continued growth. We believe a combined Chairman and Chief Executive Officer, along with independent Board committees and a largely independent Board, provides balanced leadership for the Company. We do not have a lead independent director.
In his dual capacity as both Chairman and Chief Executive Officer, Mr. Trefler provides a strong vision and voice for leading and representing Pegasystems to others, which provides cohesive management and reduces risk of confusion or redundant undertakings or messages. Mr. Trefler effectively serves as a bridge between our Board of Directors and the Company. As our founder, Mr. Trefler has guided us through four decades of growth. As such, he is most familiar with our operations and best suited to lead it into the future.
DIRECTOR CANDIDATES
Our shareholders may recommend candidates to the Board of Directors for inclusion in the slate of nominees which the Board recommends to our shareholders for election. The qualifications of recommended candidates will be reviewed by our Nominating and Corporate Governance Committee. If the Board determines to nominate a shareholder-recommended candidate and recommends his or her election as a director by the shareholders, the name will be included in our proxy card for the shareholders meeting at which his or her election is recommended.
Shareholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting their names and background to the “Pegasystems Inc. Nominating and Corporate Governance Committee” c/o Pegasystems Inc., 1 Main Street, Cambridge, MA 02142-1517, Attention: Secretary. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to our directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying the same criteria, as for new candidates submitted by our directors.
In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Corporate Governance Committee will apply the criteria appended to the Nominating and Corporate Governance Committee’s charter. These criteria include the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest, and ability to act in the interest of all shareholders. Diversity is also considered, and the Nominating and Corporate Governance Committee charter specifically dictates that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. The Nominating and Corporate Governance Committee considers diversity in the broadest sense, encompassing also director experience, professions, skills, and background.
The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. More specific information regarding each director nominee’s qualifications can be found in the preceding “Election of Directors” section of this proxy statement. No director candidate was recommended to us by any beneficial owner or group of beneficial owners of more than 5% of our common stock.

Shareholders also have the right to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee. Our Amended and Restated Bylaws specify the requirements relating to the timing and the content of the notice that shareholders must provide to the Secretary for a director nomination to be properly presented at a shareholder meeting. See the section entitled “Information about the Annual Meeting and Voting — How and when may I submit a shareholder proposal for the 2024 Annual Meeting?” above.
COMMUNICATIONS FROM SHAREHOLDERS AND OTHER INTERESTED PARTIES TO THE BOARD
The Board of Directors will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Board of Directors will, with the assistance of our Secretary, (1) be primarily responsible for monitoring communications from shareholders and other interested parties, and (2) provide copies or summaries of such communications to the other directors as he considers appropriate.
Communications can be addressed to the full Board of Directors or individual directors. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Board of Directors considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we receive repetitive or duplicative communications.
Shareholders and other interested parties who wish to send communications on any topic to the Board of Directors should address such communications to:
Chairman of the Board of Directors
c/o Pegasystems Inc.
1 Main Street
Cambridge, MA 02142-1517
Attention: Vice President, Chief Commercial Officer, General Counsel, and Secretary
BOARD MEETINGS
The Board of Directors met twenty times in 2022. During 2022, each of our directors attended at least 75% of the total number of meetings of the Board of Directors and meetings of the committees of which such director was a member. Executive sessions of non-employee directors are held periodically each year, generally in conjunction with regularly scheduled meetings of the full Board. Any non-employee director can request that an additional executive session be scheduled.
Directors are encouraged to attend annual meetings of shareholders, but we have no formal policy requiring such attendance. All then-current directors attended the 2022 Annual Meeting of Shareholders.
BOARD COMMITTEES
The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each committee has a charter that has been approved by the Board. Copies of the charters are posted in the “Leadership & Governance” section of our website at www.pega.com. Each committee reviews the appropriateness of its charter and performs a self-evaluation periodically, typically on an annual basis. All members of the committees are non-employee directors. Mr. Trefler is the only director who is an employee and, as such, is not a member of any of the committees. The Board of Directors has determined that all members of the three standing committees are “independent directors” as defined under Nasdaq Rule 5605(a)(2), and, in the case of the Audit Committee, as further defined under Nasdaq Rule 5605(c)(2), and, in the case of the Compensation Committee, as further defined under Nasdaq Rule 5605(d)(2). The Board of Directors establishes special committees of limited duration to deal with issues not squarely within its purview from time to time. Membership on each standing committee is reflected on the chart below.
Committee Membership

	Audit	Compensation	Nominating and Corporate Governance
Alan Trefler
Peter Gyenes	X		X
Richard Jones		X	X
Christopher Lafond	X(C)		X
Dianne Ledingham		X	X
Sharon Rowlands		X(C)	X
Larry Weber	X	X	X(C)
(C) Denotes Committee Chair.

Audit Committee
We have a standing Audit Committee of the Board of Directors. The Audit Committee assists the Board’s oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, the performance of our internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee has the authority to engage any independent legal, accounting, or other advisors that it deems necessary or appropriate to carry out its responsibilities. The Audit Committee was responsible for selecting and appointing Deloitte & Touche LLP, our independent registered public accounting firm. The Board of Directors has determined that Mr. Lafond, an independent director, qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) under Regulation S-K. The Audit Committee oversees our corporate accounting and financial reporting process and risk management. Among other matters, it is responsible for determining the engagement of the independent accounting firm; overseeing the process for monitoring auditor independence; overseeing the implementation of new accounting standards; and reviewing non-GAAP financial measures and related disclosures. The responsibilities of our Audit Committee and its activities during 2022 are further described in the “Report of the Audit Committee” contained below. Our Audit Committee held four meetings during 2022.
Compensation Committee
We have a standing Compensation Committee of the Board of Directors. The Compensation Committee evaluates and sets the compensation of our Chief Executive Officer and approves the salaries and bonuses of our other executive officers. The Compensation Committee also approves equity grants, within the guidelines established by our Board of Directors, to our named executive officers and other employees. The responsibilities of our Compensation Committee and its activities during 2022 are further described in the “Compensation Discussion and Analysis” and the “Compensation Committee Report,” each of which is contained below. Our Compensation Committee held five meetings during 2022.
Nominating and Corporate Governance Committee
We have a standing Nominating and Corporate Governance Committee of the Board of Directors. The Nominating and Corporate Governance Committee oversees corporate governance, including our Corporate Governance Guidelines and identification of qualified individuals to recommend to the Board to be nominated for election as directors at the annual meeting of shareholders. The Nominating and Corporate Governance Committee is authorized to retain any such advisors or consultants it deems necessary or appropriate to carry out its responsibilities. For information relating to nominations of directors by our shareholders, see “Director Candidates” above. Our Nominating and Corporate Governance Committee held five meetings in 2022.
CORPORATE RESPONSIBILITY AND SUSTAINABILITY
Corporate Responsibility and Sustainability
We continue to focus on improving the social, economic, and environmental impacts of our business, building off the success of our Environmental, Social, and Governance (“ESG”) committee, comprised of senior leaders across various functions and geographies, formed in 2019. While Corporate Governance is discussed elsewhere in the proxy, this section will highlight Environmental Sustainability, Empowering our People, Data Privacy and Cybersecurity, and Shareholder Engagement. More information on these and other initiatives, as well as our Impact Reports, can be found at: https://www.pega.com/impact, which is included as an inactive reference and the content of which is not incorporated by reference into this proxy statement.

Environmental	Social	Governance
We are committed to reducing the environmental impact of our operations on air, land, and water	We strive to be a responsible corporate citizen and active contributor in communities where our employees, partners, and clients work	We believe that corporate governance is important to ensure that Pegasystems is managed for the long-term benefit of all our stakeholders

Pega Values

Innovative: We are visionaries, challenging ourselves and the status quo to better transform our clients’ organizations for their customers.	Engaging: We actively listen and continuously learn. We are collaborative thought leaders focused on bringing ONE PEGA to our clients.
Inclusive: We are capable of achieving more together. We encourage diverse thinking and collaboration for better outcomes for all.	Genuine: Integrity and authenticity are central to our work. The trust of our clients and the communities around us make us who we are.
Passionate: We love what we do for our clients. And it shows!	Adaptable: Business and technology are constantly changing. So in everything we do, we Build for Change®.

Environmental Sustainability
We continue to take steps to reduce our impact on the environment while empowering our employees to make a real difference. In 2022, we expanded our CDP (formally carbon disclosure project) reporting from covering eight global offices to all of our 16 globally leased spaces and 22 managed spaces, and we maintained our B- score in the process. In 2022, Pega made the decision to join the Science-Based Targets initiative (SBTi) and in early 2023, Pega signed SBTi’s commitment letter. Pega commits to set a science-based emissions reduction target aligned with SBTi’s target-setting criteria. In 2022, we maintained carbon-neutrality in eight key offices, those above 25,000 square feet, by procuring renewable energy certificates and carbon offsets. Our path to carbon neutrality includes purchasing offsets for our Scope 1 and 3 emissions and RECs for our Scope 2 emissions. Our sustainability initiatives include recycling programs and green teams to engage our employees in sustainability practices globally. Our headquarters building has received Leadership in Energy and Environmental Design (“LEED”) Gold certification and some of our other major offices are located in buildings with similar certifications. We have a Supplier Code of Conduct, in which we expect our suppliers to adopt policies and practices to reduce environmental impact, and to follow all applicable environmental laws, regulations and standards.
Empowering our People
Our Chief People Officer meets regularly with our Board to drive a people-first culture. We have created multiple programs to empower and support our employees and our communities, including:
Global Diversity, Equity, Inclusion, and Belonging. 'Inclusive' is a core value at Pega, and we believe fostering an inclusive culture is crucial to unlocking creativity and driving success in today's competitive global market. In 2022, we went beyond the traditional scope of Inclusion & Diversity efforts to encompass equity and a sense of belonging and expanded our initiatives to promote equity, support career advancement, and cultivate a sense of shared purpose and belonging among our employees. Our commitment to inclusivity was recognized with an impressive score of 95 out of 100 on the 2022 HRC Corporate Equality Index, which is one of the premier benchmarks for measuring corporate policies and practices related to LGBTQIA+ workplace equality. We also received the highest possible score of 100 on the Disability Equality Index, one of the most robust disability inclusion assessment tools for our dedication to disability inclusion and equality in the workplace. We also provide comprehensive training on our culture and values to managers and individual contributors, equipping them with the skills to create a more inclusive workplace. We have formed employee resource groups focusing on recruitment and retention, career advancement, social impact, and allyship: Black@Pega, Pride@Pega, Veterans@Pega, Women@Pega, Asian@Pega, Latinx@Pega, and PwD@Pega (Persons with Disabilities). We invest in organizations and support programs globally that align with our mission to broaden the pipeline of future technologists from underserved backgrounds.
Employee Development. Employee development underpins our efforts to execute our strategy and continue to create and sell innovative products and services. We continually invest in our employees’ career growth and provide employees with a wide range of development opportunities, including formal and informal learning, mentoring, and coaching. To support our current and future leaders’ development, we currently offer six programs addressing the development of people managers and leaders in a cohort format comprised of all functions and geographies. We also provide educational resources and classes, career training, and education reimbursement programs. In 2022, 94% of our employees participated in a formal education program.
PegaUp! Total Well-Being. We are committed to creating an environment that supports our employees’ health and overall well-being, focusing on physical, emotional, financial, and personal wellness. PegaUp! includes such programs as awareness campaigns, fitness classes, guided meditation, and health, wellness, and financial seminars. An important part of well-being is feeling heard. In 2022, in addition to our annual employee survey and continuous feedback tool, we continued to host regular check-in chats with our leadership team to directly address employee questions, including a series called “Ask the ALT” where employees can ask questions of our leadership in an open forum. We continued to address digital fatigue and burnout through our practice of periodic “No meeting Fridays” which give employees a break from being “on” and periodic wellness days which allow employees to disconnect from work and recharge.
PegaCares. We strive to be a responsible corporate citizen and active contributor in the communities where our employees, clients, and partners live and work. We provide opportunities for our employees to regularly participate in social impact efforts, including paid time off to volunteer. In 2022, Pega and our employees contributed to more than 350 nonprofits in 19 countries and participated in more than 100 volunteer events and projects globally, including a campaign for Ukraine humanitarian aid that raised a total of nearly $300,000. We support a variety of local and global nonprofit organizations that align with our focus areas of women and girls in technology, education and youth development, and environmental sustainability.

Data Privacy and Cybersecurity
As concerns about security vulnerabilities and cybersecurity issues increase, so does our attention to addressing them. Information is one of the most valuable assets of modern businesses and protecting it, in an ever-changing threat landscape, requires a multi-tiered approach. We conduct independent annual red team penetration tests, as well as independent purple team exercises that aim to improve our ability to detect, deter, and defend against threats. Pega Platform is regularly subjected to internal and independent penetration tests as well as source code reviews. Pega Cloud has obtained ISO 27001, ISO 22301, PCI-DSS, FedRamp, Australian IRAP, CSA Cloud Security Alliance, HITRUST, and Hébergeurs de Données de Santé (HDS) certifications. We have selected ISO 27001/27002 as our corporate trust anchor, and, to manage cyber risk, we have adopted the ISO 31000 risk management framework. The full list of our certifications and attestations may be found on the Pegasystems trust center at: https://www.pega.com/trust which is included as an inactive reference and the content of which is not incorporated by reference into this proxy statement.
Shareholder Engagement
Understanding investors' views and priorities on important topics is a major benefit of our ongoing shareholder engagement activities. We proactively engage with investors through a variety of activities each quarter. Members of our Board and senior leadership team make up the key engagement participants. We consider feedback and suggestions from current and potential investors as we review our practices and disclosures.
We focus our investor outreach on our Top 100 active institutional shareholders, who held approximately 99% of all active institutional basic common shares outstanding as of December 31, 2022, according to NASDAQ.

Engagement Program
Quarterly Engagement	Annual Investor Session
■We proactively engage with our investors each quarter through investment banking events, non-deal roadshows, and conference calls or in-person meetings.

■Our quarterly earnings calls give us an opportunity to share our financial results and provide access to senior leadership to answer investors’ questions.

■We typically hold an investor session prior to our annual shareholder meeting. Our investor session often features presentations by a cross-section of our leadership team on our corporate strategy and financial results. We also provide investors with an opportunity to directly ask questions.

■Our investor session is usually held in conjunction with PegaWorld, our annual client conference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
During 2022 there were no transactions involving more than $120,000, nor are any proposed, between Pegasystems and any executive officer, director, beneficial owner of 5% or more of our common stock or equivalents, or any immediate family member of any of the foregoing, in which any such persons or entities had or will have a direct or indirect material interest. Leon Trefler, the brother of our Chairman and Chief Executive Officer, Alan Trefler, serves as our Chief of Clients and Markets.

Our Board of Directors adopted a Related Person Transaction Policy, which can be found on the “Leadership & Governance” section of our website at www.pega.com. The policy mandates that we enter into or ratify a related person transaction only when our Board of Directors, or a committee thereof, acting in accordance with the policy, determines that the transaction is either in, or is not inconsistent with, the best interest of Pegasystems and its shareholders. A “related person transaction” for these purposes is defined in the policy to include any transaction or relationship (involving an amount expected to exceed $120,000) between Pegasystems and an individual or entity defined as a “related person” in the policy. Approval or ratification of a related person transaction may be conditioned by the Board of Directors, or committee thereof, directing the related person or Pegasystems to take certain actions to narrow the scope of the relationship, such as: requiring the related person to resign from or change position within an entity involved in the related person transaction; assuring that the related person not be directly involved in negotiating the terms of the related person transaction; limiting the duration or magnitude of the related person transaction; or requiring that information about the related person transaction be documented and delivered to the Board of Directors or committee on an ongoing basis.
DIRECTOR COMPENSATION
Non-employee directors are paid an annual cash retainer of $50,000 and receive an annual equity grant valued at $200,000, or the Annual Equity Grant. The Annual Equity Grant is granted in the form of fifty percent common stock and fifty percent stock options, which are both fully vested when granted.
Additionally, we pay an annual cash retainer to non-employee directors serving on committees: $15,000 to each Audit Committee member; $27,000 to the Audit Committee Chair; $10,000 to each Compensation Committee member; $20,000 to the Compensation Committee Chair; and, $7,500 to the Chair of the Nominating and Governance Committee. Directors do not receive compensation for service as non-Chair members of the Nominating and Corporate Governance Committee. The annual cash retainer and committee retainer payments are payable in full on the date of grant, with such retainers to cover the period from each annual meeting of shareholders to the following year’s annual meeting.
In addition to the above, we also offer to reimburse non-employee directors for expenses incurred in attending Board, committee, or other Company meetings. Alan Trefler is our only director who is also an employee. He receives no compensation for his service as a director.
Non-Employee Director Compensation
The following table provides the total compensation earned by each non-employee director in 2022:

	Fees Earned or Paid in Cash		Stock Awards (1)	Total
Peter Gyenes	$65,000	(2)	$200,000	$265,000
Richard Jones	$60,000	(3)	$200,000	$260,000
Christopher Lafond	$77,000	(4)	$200,000	$277,000
Dianne Ledingham	$60,000	(3)	$200,000	$260,000
Sharon Rowlands	$70,000	(5)	$200,000	$270,000
Larry Weber	$82,500	(6)	$200,000	$282,500
(1) These amounts reflect the dollar amount of the aggregate grant date fair value of awards granted in 2022, in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718.
(2) Consists of Board retainer fees of $50,000 and committee retainer fees of $15,000.
(3) Consists of Board retainer fees of $50,000 and committee retainer fees of $10,000.
(4) Consists of Board retainer fees of $50,000 and committee retainer fees of $27,000.
(5) Consists of Board retainer fees of $50,000 and committee retainer fees of $20,000.
(6) Consists of Board retainer fees of $50,000 and committee retainer fees of $32,500

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION
We include in this proxy statement a non-binding, advisory vote on the compensation of our named executive officers in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).
As described in the “Compensation Discussion and Analysis” section of this proxy statement, as well as in the tables set forth in the “Executive Compensation” and the “Compensation Practices Risk Assessment” sections, we seek to align the interests of our named executive officers with our shareholders. Our named executive officers, and most of our other employees, are also shareholders or hold RSUs or options. Our compensation programs contain elements of fixed and variable compensation and are designed to reward our executive officers for achieving short-term and long-term corporate goals while avoiding the encouragement of excessive risk-taking. This non-binding advisory vote is intended to address the overall compensation of our named executive officers and our executive compensation program rather than any specific elements.
Although this vote is advisory in nature and, as such, will not be binding, our Board of Directors and our Compensation Committee will consider the outcome of the vote in evaluating the executive compensation program. Therefore, we are asking our shareholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the shareholders of the Company approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers, as described in this proxy statement, including in the ‘Compensation Discussion and Analysis,’ compensation tables, and narrative discussion included therein.”
The Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers, as described in this proxy statement, and proxies solicited by the Board of Directors will be voted in favor thereof unless a shareholder has indicated otherwise on the proxy.
PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF THE SHAREHOLDER ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Act requires that shareholders be given the opportunity, every six years, to provide a non-binding advisory vote as to the frequency of the shareholder advisory vote on the compensation of our named executive officers (the “Say on Pay” vote). By voting with respect to this proposal, shareholders may indicate whether they would prefer that the Company conduct future Say on Pay votes every one, two, or three years, or that they abstain from voting.
Our Board of Directors has determined that an annual Say on Pay vote will allow our shareholders to provide timely input on the Company’s executive compensation program as described in the proxy statement each year. Accordingly, we believe that annual frequency provides the highest level of accountability and communication between the Company and our shareholders.
While this vote is advisory in nature and will not be binding on the Company, the Board of Directors will take into account the outcome of the vote when considering the frequency of future Say on Pay votes. It may consider that it is in the best interest of the shareholders and Company to hold the vote more or less frequently than the time period receiving the highest number of shareholder votes.
The Board of Directors recommends that you vote FOR the approval of holding the non-binding advisory vote on the compensation of our named executive officers every year, and proxies solicited by the Board of Directors will be voted in favor thereof unless a shareholder has indicated otherwise on the proxy.
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
This “Compensation Discussion and Analysis” section describes the material elements of our compensation programs for our named executive officers, comprised of our principal executive officer, our principal financial officer, and the three executive officers who were our next most highly compensated executive officers during 2022.
•Alan Trefler, our Chairman of the Board of Directors and Chief Executive Officer (principal executive officer);
•Kenneth Stillwell, our Chief Operating Officer and Chief Financial Officer (principal financial officer);
•Kerim Akgonul, our Chief Product Officer;
•John Higgins, our Chief of Client & Partner Success; and
•Leon Trefler, our Chief of Clients and Markets.
This section also provides an overview of our executive compensation philosophy and analyzes how and why the Compensation Committee of our Board of Directors (the “Compensation Committee”) arrives at specific compensation decisions and policies.
Our executive compensation is designed to reward performance by our executives and to align the interests of our executives with our shareholders. For 2022, our executive compensation program included the following elements of fixed and variable compensation:
•base salary;

•annual bonus tied to the achievement of corporate goals under our Corporate Incentive Compensation Plan (“CICP”);
•additional cash incentives tied to the achievement of individual, business unit, and/or corporate goals by our executive officers, the attainment of which supports our achievement of our corporate goals;
•equity awards comprised of both stock options and RSUs that vest over time; and
•other perquisites.
The Board of Directors and the Compensation Committee believe that our performance-based executive compensation program effectively correlates pay with performance, and, in doing so, aligns the interests of our shareholders and executives. The program ties significant variable compensation, such as annual bonus opportunities, as well as equity awards, with our achievement of our corporate goals. By linking executive compensation with corporate performance, our executive compensation program promotes shareholder value and our continued growth and success.
INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The names of our executive officers and certain information about them are set forth below as of February 16, 2023:
Alan Trefler, age 66, founder of Pegasystems, has served as Chief Executive Officer and Chairman of the Board of Directors since the Company was organized in 1983. Prior to 1983, he managed an electronic funds transfer product for TMI Systems Corporation, a software and services company. Mr. Trefler holds a B.A. degree in economics and computer science from Dartmouth College.
Kenneth Stillwell, age 52, joined Pegasystems in July 2016 as Senior Vice President, Chief Financial Officer, and Chief Administrative Officer. In April 2021, Mr. Stillwell was promoted to Chief Operating Officer in addition to his role as Chief Financial Officer. Mr. Stillwell previously served as Senior Vice President and Chief Financial Officer of Dynatrace, a leader in digital performance management solutions, and Executive Vice President and Chief Financial Officer of SOVOS, a financial compliance SaaS provider. Prior to SOVOS, Mr. Stillwell was at PTC, a publicly-traded software provider, where he served as Division CFO. Mr. Stillwell holds a B.S. in business/economics from the University of Pittsburgh and an M.S. in accounting and finance from the University of South Carolina. Mr. Stillwell is a Certified Public Accountant.
Kerim Akgonul, age 52, joined Pegasystems in 1992 and has served as Senior Vice President of Engineering since January 2014. On April 1, 2021, Mr. Akgonul was named Chief Product Officer. Mr. Akgonul’s professional background encompasses almost thirty years of software development and managerial experience over his tenure at the Company. Mr. Akgonul holds a B.S. in mathematics and computer science from Indiana University of Pennsylvania.
John Higgins, age 49, joined Pegasystems in February 2021 as Head of Global Consulting and Client Success. On March 7, 2022, Mr. Higgins was named Chief of Client & Partner Success. Mr. Higgins joined Pegasystems from Salesforce, where he most recently led International Services for EMEA, APAC and LATAM. Mr. Higgins was with Salesforce from July of 2012 to September 2020. Mr. Higgins holds a B.S. in economics from University College Dublin.
Efstathios Kouninis, age 61, joined Pegasystems in April 2008 as Vice President of Finance. The Board of Directors appointed Mr. Kouninis as the Company’s Chief Accounting Officer in May 2008 and Treasurer in January 2014. From February 2006 to April 2008, Mr. Kouninis served as Chief Financial Officer and Treasurer of Tasker Products Corporation, a publicly-traded manufacturer of antimicrobial chemicals. From November 2004 to February 2006, Mr. Kouninis served on the Staff of the Division of Corporation Finance of the Securities and Exchange Commission. Mr. Kouninis holds a B.S. from the University of Massachusetts, a Post Baccalaureate in accounting, and an M.S. in taxation from Bentley College.
Leon Trefler, age 62, joined Pegasystems in April 1998 as an Account Executive for Strategic Business Development. Since then, he has held various senior sales management positions across the Company and in Channel Sales. In 2002, he launched the commercialization of PegaRULES Process Commander, the predecessor to the Pega Platform. From April 2007 to January 2010, Mr. Trefler served as Vice President of Sales, North America, and in January 2010, Mr. Trefler was promoted to Senior Vice President of Sales. In July 2014, the Company re-organized its sales and consulting services functions along geographic regions, and Mr. Trefler served as Senior Vice President of Global Customer Success for the Americas until April 1, 2021, when Mr. Trefler was appointed Senior Vice President of Global Customer Success. In February 2022, Mr. Trefler was named Chief of Clients and Markets. Mr. Trefler holds a B.A. degree from Dartmouth College.
Alan Trefler and Leon Trefler are brothers. There are no other family relationships among any of our executive officers or directors.
ADVISORY VOTE ON EXECUTIVE COMPENSATION, “SAY ON PAY”
In 2022, pursuant to the requirements of Section 14A of the Exchange Act, which was implemented by the Dodd-Frank Act, we conducted an advisory vote of our shareholders on our executive compensation program for our named executive officers, sometimes called “Say on Pay.” Each year, our shareholders have overwhelmingly approved our executive compensation programs with 97% of the votes cast at our 2022 Annual Meeting voting to adopt our “Say on Pay” resolution. We value the feedback of our shareholders. As a result, our compensation program continues to be modeled on the same principles that received the strong support of our shareholders last year. In addition to this year’s vote, we plan to hold the next shareholder advisory vote on the frequency of voting on “say on pay” at our 2029 annual meeting of shareholders.

OVERSIGHT OF COMPENSATION PROGRAMS
The Compensation Committee
The Compensation Committee oversees all the compensation programs that we offer to our executive officers. In 2022, the Compensation Committee’s schedule of meetings, as well as the agenda items for those meetings, was established by our Chief People Officer, Kate Parente. Ms. Parente received input from the Chair of the Compensation Committee, Sharon Rowlands, and our Chief Executive Officer, Alan Trefler. During 2022, the Compensation Committee met five times. At those meetings, the Compensation Committee addressed the following matters, among others: discussion and review of the compensation paid to our executive officers, including review and approval of the 2022 base salaries, target bonuses and CICP for executive officers, in addition to 2022 equity awards granted to our executive officers; review and approval of its charter; analysis and approval of the bonus payments under the 2021 CICP; review and approval of the 2022 CICP, including approval of the 2022 CICP RSU grants; review and approval of base salary increase budgets for our employees; approval of all grants of stock options and RSUs to our employees, including our executive officers; review of the Company’s 401(k) plan; review of the Company’s ESPP; and review and approval of the 2023 CICP and 2023 equity award budget.
Ms. Rowlands has served as the Chair of the Compensation Committee since January 2017.
To facilitate the Compensation Committee’s review of each of the elements of the compensation paid to the executive officers, and to assist with the Compensation Committee’s determination of compensation for 2022, management provided the Compensation Committee with “tally sheets.” These tally sheets detailed each executive officer’s total compensation in 2022, including the cash value of each element of that total compensation, including salary, bonus, additional incentives, equity awards, our 401(k) plan matching contribution, and Company-paid health, dental, and other insurance premiums. The Compensation Committee also considered more detailed information regarding the equity components of executive compensation, including the total value of outstanding “in-the-money” vested stock options, unvested stock options, RSUs, and the retention value of such awards.
The Compensation Committee considers the data provided on the tally sheets and the organizational summaries, along with benchmarking information for the role of each executive officer, as further detailed in the “Objectives of Compensation Programs – Benchmarking” section below, when setting executive compensation for the year. The Compensation Committee uses this information to ensure that the total amount of compensation paid to the executive officers is consistent with our total compensation philosophy, rather than focusing only on the base salaries and bonuses of the executive officers.
Compensation and Other Consultants
In 2022, our management utilized Mercer, a business of Marsh McLennan, and The Kelliher Group of Morgan Stanley for consulting services related to our 401(k) defined contribution retirement plan. In 2022, the Company spent approximately $573,000 on Mercer and approximately $180,000 on The Kelliher Group. Mercer assisted with benefit plan design, vendor assessment, cost considerations, and benefit plan oversight, while members of The Kelliher Group participated in meetings of our Retirement Committee, which is composed of representatives from our Finance Department and People Organization and provided fund guidance and regulatory updates.
The Compensation Committee may retain the services of compensation advisors for the purposes of assisting in the determination of executive compensation, and it has the budgetary authority to hire such advisors as it deems necessary, although it did not do so in 2022. The Compensation Committee does not currently engage its own outside consultant for advice because its members are comfortable with the benchmarking data and other supporting information provided by management and believes they are adequately experienced and equipped to address the relevant issues and provide appropriate executive compensation market data.
Role of Executives in Establishing Compensation
In 2022, our People Organization researched appropriate types and levels of compensation for our executive officers and created preliminary recommendations that were presented to Alan Trefler. Mr. Trefler reviewed that data and presented his recommendations to the Compensation Committee in executive session to determine final compensation for our executive officers. Mr. Trefler, along with Ms. Parente, and other members of our People Organization management team, attended meetings of the Compensation Committee as required.
The Compensation Committee may form and delegate its authority to one or more subcommittees of members of the Compensation Committee as it deems appropriate from time to time under the circumstances, including a subcommittee consisting of a single member of the Compensation Committee. The Compensation Committee generally does not delegate decisions regarding the compensation of executive officers to management, except that the attainment of each executive officer’s annual cash bonus is tied to that individual’s level of contribution to our strategic goals as determined by Mr. Trefler in consultation with the Compensation Committee and as further described below in this “Compensation Discussion and Analysis” section.
Additionally, Leon Trefler, Chief of Clients and Markets and John Higgins, our Chief of Client & Partner Success, will be provided an opportunity in 2023 to receive additional performance-based compensation tied to the attainment of individual, business unit, and/or corporate goals established by Alan Trefler, as further described below in this “Compensation Discussion and Analysis” section.

OBJECTIVES OF COMPENSATION PROGRAMS
Compensation Philosophy
The objective of our executive compensation program is to align executive compensation with the achievement of our strategic and financial goals. The program focuses on long-term indicators of the underlying success of our business, rather than on ancillary indicators such as our stock price or earnings per share that may be influenced by other factors and may not necessarily demonstrate the underlying success of our business. Our compensation philosophy is built upon principles of internal equity with respect to each executive’s role relative to others within the Company, external competitiveness, recognition of performance against short and long-term goals, and the sharing of success. Therefore, our compensation program is primarily focused on internal and external benchmarking, and the level of attainment of target goals, most of which are shared goals relating to our overall performance.
Our compensation program is designed to reward superior performance by our executive officers. In measuring the contribution of the executive officers to Pegasystems, the Compensation Committee considers their performance relative to the applicable unit goals such as license signings, profit margins, additional financial metrics, and other specific objectives set by management. While compensation surveys are useful guides for comparative purposes, the Compensation Committee believes that a successful compensation program also requires the application of judgment and subjective determinations of individual and company performance. Therefore, the Compensation Committee applies its judgment when reconciling the program’s objectives with the realities of retaining valued employees.
Benchmarking
In making compensation decisions, management and the Compensation Committee compare each element of total cash compensation against a peer group of business-to-business software companies that the Compensation Committee believes compete with us for executive talent and have similar present and/or projected revenue. These benchmarking companies are listed below. In general, with the exception of our Chief Executive Officer, due to his status as a significant shareholder, the Compensation Committee targets total cash compensation, consisting of base salary and bonuses (“Total Cash Compensation”) to our executive officers that is within the range of the 50th to 75th percentile of the Total Cash Compensation paid to the executive officers of the benchmark companies. In 2022, the target Total Cash Compensation of our named executive officers generally fell within that range, with the exception of our Chief Executive Officer who is compensated below the 50th percentile due to his status as a significant shareholder.
We believe that it is helpful to utilize data from a wide array of comparable companies in order to determine the best pay scales to apply to our executive compensation program. We primarily considered data from Radford, which we believe to have the most relevant and comprehensive data for this purpose.
Generally, the Radford surveys included data and breakout information from software companies based upon annual revenue. The surveys analyze compensation data from several hundred technology companies and provide specific data based on each executive officer’s role. Our primary benchmarks are from software companies with annual revenue ranging from $1 billion to $1.5 billion, which we believe is the most relevant benchmark data for our executive compensation program, as we believe this accurately represents the companies from where we attract talent.
In addition to our standard benchmarking industry survey mentioned above, we review compensation practices of a select group of similar companies, which are benchmarked through the use of proxy statements, because one or more of the following applies: (a) they are of comparable size and revenue; (b) they are in a comparable industry; (c) they are within our geographic market; or (d) they compete with us for talent.
The list of companies below was used as our compensation benchmarking peer group for reviewing and evaluating our 2022 compensation program for our executive officers where there was data for comparable positions:

Guidewire Software	Zendesk
PTC	Nuance Communications
Splunk	Verint Systems
Fair Isaac Corporation

ELEMENTS OF COMPENSATION
Elements of compensation for our executive officers consist of the following: base salary; annual bonus tied to the achievement of corporate goals; additional cash incentives opportunities tied to the achievement of specific individual, business unit and/or corporate goals by our executive officers, the attainment of which supports our achievement of our corporate goals; equity awards comprised of both stock options and RSUs that vest over time; and other perquisites such as health, disability and life insurance, and a match by Pegasystems of 401(k) defined contribution plan contributions. Further analysis and discussion of each element are described in the chart below and the discussion that follows.

	Objective	Fixed/Variable
Base Salary	Attract and retain highly qualified leaders with market-competitive compensation structure.	Fixed
Bonus – CICP	Link pay with our performance. Reward achievement of our financial and strategic goals.	Variable
Additional Cash Incentives	Link pay with individual, business unit and/or corporate performance. Reward achievement of specific goals.	Variable
Equity Awards (Stock Options and RSUs)	Link pay with our long-term performance. Reward stock price appreciation, promote long-term retention and permit executives to accumulate equity ownership.	Variable
Other Perquisites	Retain talent by providing financial protection and security.	Fixed
Base Salary
Cash compensation in the form of base salary is intended to reflect an executive’s knowledge, skills, and level of responsibility, as well as the economic and business conditions affecting Pegasystems. In determining the salary of each executive officer, the Compensation Committee reviews compensation for comparable positions in other software companies and in other similarly-sized companies contained in published surveys or gleaned from the public disclosure filings of publicly-traded companies, as noted in the “Benchmarking” section above. As discussed above, the Compensation Committee’s approach in 2022 was that Total Cash Compensation for our executive officers should be targeted between the 50th and 75th percentile of the Total Cash Compensation for similarly situated executives in comparable companies with the exception of our Chief Executive Officer who is compensated below the 50th percentile. The base salary of the Chief Executive Officer is 50% of his target Total Cash Compensation. Base salaries are set for our named executive officers at a regularly scheduled meeting of our Compensation Committee in the first quarter of the year. The Compensation Committee also approves the bonus payments based on the prior year’s results and the target bonus levels for the current year.
Bonus – CICP
Annual cash bonuses are intended to reward executive officers for the achievement of our financial and strategic goals. The mechanism that we use to determine whether, and to what extent, annual cash bonuses are paid to our executive officers is the CICP for executive officers, or the Executive Incentive Plan, that is approved by the Compensation Committee each year at a regularly scheduled meeting generally occurring in the first quarter of the year.
For purposes of the Executive Incentive Plan, the performance goals are divided into two categories. The first category is comprised of the corporate financial goals related to bookings and operating income, as approved by the Board of Directors in connection with establishing our annual budget, in the aggregate weighted at 75% of total achievement with, in 2022, with Annual Contract Value (“ACV”) growth, new bookings, and profitability each weighted at 25%. The second category is comprised of the qualitative strategic goals as approved by the Board of Directors as part of our annual strategic planning, with the strategic goals in the aggregate weighted at 25% of total achievement. Together, these two categories make up a single performance target under the Executive Incentive Plan, or the Corporate Performance Target.
The percentage achievement of the Corporate Performance Target, or the Funding Percentage, determines the extent to which the Executive Incentive Plan is funded. The Executive Incentive Plan is funded with an amount equal to the aggregate target cash bonus amount for our named executive officers multiplied by the Funding Percentage, except that if the Funding Percentage is less than 70% (“threshold funding”) then the Executive Incentive Plan is not funded at all. In 2022, if the Corporate Performance Target had been exceeded, the percentage achievement of the Corporate Performance Target for purposes of funding the Executive Incentive Plan would have been deemed equal to 100% with an opportunity for an enhanced incentive as determined by the Board of Directors in its discretion.
Once the Funding Percentage is determined, the actual bonus payment for each executive officer is subject to adjustment to reflect each individual’s level of contribution to our strategic goals, as determined by the Compensation Committee. Our strategic goals are established each year by our senior management team and describe our key operational initiatives related to strategy and organizational effectiveness. The Chief Executive Officer assesses each executive officer’s contribution to the overall operational plan and to such executive officer’s specific functional unit. The Compensation Committee determines and approves executive officer compensation and has the discretion to modify individual payout amounts to reflect an individual’s performance.
The target bonus levels established for our executive officers represent management’s and the Compensation Committee’s assessment of a very high level of achievement of specific goals. Where target bonus levels relate to financial goals that are also the subject of our published financial guidance, these goals are generally established at levels that represent over-performance in relation to the guidance that we publish at the beginning of each calendar year. For 2022, the Funding Percentage was 90%, which was consistent with our level of achievement of the Corporate Performance Target for the year.

Additional Cash Incentives
Additional cash incentives have historically been available to several executives other than our Chief Executive Officer based on the achievement of specific individual, business unit, and/or corporate performance goals established by our Chief Executive Officer. In 2022, Mr. Higgins and Leon Trefler were eligible for sales incentive compensation related to the achievement of sales objectives set by our Chief Executive Officer.
Equity Awards
The Compensation Committee utilizes stock options and RSUs as long-term, non-cash incentives and as a means of aligning the long-term interests of executives and shareholders. In the case of stock options, this is because they do not become valuable to the holder unless the price of our stock increases above the fair market value of our stock on the date of grant. In the case of RSUs, an RSU delivers more value than a stock option to the holder if the price of our stock remains constant, but the value to the holder increases if our stock price increases over time.
Stock options deliver to the recipient a right to receive an option to purchase a specified number of shares of our common stock upon vesting, while RSUs deliver to the recipient a right to receive a specified number of shares of our common stock upon vesting. Unlike stock options, which require payment of the exercise price to purchase shares, RSUs do not require an additional payment by the executive officer at the time shares are issued. Therefore, RSUs provide value to our executives even if our stock price remains constant. Additionally, RSUs, while more expensive than options to the Company by approximately a three to one ratio, can be more efficient based upon the benefit to the executive in comparison to the cost to the Company. RSU grants do not result in the same amount of dilution upon issuance to our investors’ ownership as is caused by stock options, because the same incentive associated with options can be provided to the executive with RSUs, but with fewer shares ultimately issued. In determining the value of equity grants to recipients, we value our RSUs at the fair value of our common stock on the grant date, which is the closing price of our common stock on that date, less the present value of expected dividends, as the executive officers or other employees are not entitled to dividends during the requisite vesting period. We value our stock options using a Black-Scholes option valuation model. Equity awards for employees typically vest over a five-year period. Commencing with awards granted in January 2023, equity awards granted to employees, will typically vest over four years.
Executive officers, as with other employees, may elect to receive 50% of their target incentive compensation under the Executive Incentive Plan in the form of RSUs instead of cash. As an added incentive, the number of RSUs receivable by executive officers and other employees is determined by dividing 50% of his or her target incentive compensation by an amount equal to 85% of the closing price of our common stock on the date of grant.
If elected pursuant to the Executive Incentive Plan, the equity grant occurs during the open trading period following the public release of our financial results for the prior year and vests 100% on the first anniversary of the date of grant. This typically coincides with the cash payout date for all participants. Vesting is conditioned upon threshold funding of the Executive Incentive Plan, and status as an active employee in good standing with satisfactory performance as of the vesting date. If these conditions are not met, the equity grant does not vest and expires.
Equity Award Granting Practices
Executive officers, and most employees, have typically received an initial equity grant upon joining Pegasystems. Grants to newly hired employees are determined based upon a target financial value associated with their job type, rather than a predetermined number of options or RSUs based on an individual’s level of job responsibilities, which we believe improves our ability to more effectively communicate the value of equity grants to our employees. For all employee positions which are at the director level or above, 50% of the target value is typically granted in stock options and 50% is granted in RSUs. For those employees who hold positions below the director level, equity grants are typically awarded 100% in RSUs.
The Compensation Committee also makes periodic grants of stock options and RSUs to the executive officers, typically on an annual basis. For periodic grants, the number of stock options and RSUs granted to an executive officer is determined by taking into consideration factors such as: (i) equity awards previously granted to the executive; (ii) the executive’s remaining equity awards exercisable and the value of those equity awards; (iii) the performance of the executive; (iv) the anticipated value that an executive will add to Pegasystems in the future; (v) the target value, as discussed above; (vi) the retentive value of equity awards; and (vii) competitive external market data.
We expect to continue to grant periodic equity awards in the future.
In addition to the annual equity grant awards, the Compensation Committee approved additional stock option grants to our named executive officers, as well as certain employees, in June and November 2022, recognizing that many of our previously granted stock options had an exercise price greater than the current trading price of our common stock. The June grants vest over a period of three years and the November grants vest over a period of four years.
Other Perquisites
In addition to the elements of compensation discussed above, we offer the executive officers contributions towards medical, dental, vision, life, accidental death and dismemberment, and disability insurance premiums. We do not offer deferred compensation of any kind, nor do we offer retirement benefits other than a 401(k) defined contribution plan. We typically match, on a quarterly basis, 50% of contributions made by executive officers and other employees to the 401(k) plan, up to 6% of the executive officer’s or employee’s base salary.

EXECUTIVE INCENTIVE PLAN
In February 2022, the Compensation Committee adopted the 2022 Executive Incentive Plan which covered the period from January 1 through December 31, 2022, or the Incentive Period. The 2022 Executive Incentive Plan was designed to establish a pool of funds to be available for making bonus payments to the executive officers if we achieved certain performance goals during the Incentive Period. The aggregate 2022 target cash bonus amount for our named executive officers was $1,336,000 and £185,500. For our Chief Executive Officer, the target bonus represented 100% of his earned base salary; for our Chief Operating Officer and Chief Financial Officer, the target bonus represented 70% of his earned base salary; for our Chief of Clients and Markets and our Chief of Client & Partner Success, the target bonus represented 50% of each of their earned base salary; for our Chief Product Officer, the target bonus represented 60% of his earned base salary. Based on our performance, the Board of Directors determined that the 2022 Funding Percentage would be 90%.
The Compensation Committee has approved the 2023 Executive Incentive Plan. Under the 2023 Executive Incentive Plan, 75% of the plan funding will be based on progress against our rule of 40 targets described as the sum of ACV Growth and Free Cash Flow Margin and 25% based on the attainment of strategic initiatives. Historically, the Compensation Committee has also approved a similar plan for our employees, with the exception of certain of our sales employees who are enrolled in a sales incentive compensation plan.

CHIEF EXECUTIVE OFFICER COMPENSATION
The Compensation Committee believes that the Chief Executive Officer continued to perform at a high level in 2022, and that his performance is not reflected in his salary. The Chief Executive Officer’s comparatively low salary has historically reflected his status as a significant shareholder, and, as such, his personal wealth is tied directly to sustained increases in our value.
Base Salary and Bonus
In 2022, the Chief Executive Officer’s salary remained at $495,000. Under the 2022 Executive Incentive Plan, the target bonus for the Chief Executive Officer was 100% of his earned base salary. In determining the Chief Executive Officer’s bonus for 2022, the Compensation Committee considered the factors described above and ultimately determined that he should be granted a bonus of $446,000 under the 2022 Executive Incentive Plan, representing a payment that is consistent with the 2022 Funding Percentage. Under the 2023 Executive Incentive Plan, the target bonus for the Chief Executive Officer will continue to be 100% of his earned base salary.
Equity
In 2022, in recognition of the Chief Executive Officer’s leadership driving our continued growth and market position and low to market cash compensation, which falls below the 50th percentile of the market range, the Compensation Committee provided Mr. Trefler with an equity grant valued at $6,500,000, comprised of 100% stock options, which falls between the 50th and 75th percentile of the market range. In 2023, the Compensation Committee also provided Mr. Trefler with a periodic equity grant valued at $4,550,000, comprised of 100% performance-based stock options, in consideration of the above factors. The 2022 grant vests on a five-year schedule while the 2023 grant vests over 2-years subject to certain performance conditions.
COMPENSATION FOR OTHER NAMED EXECUTIVE OFFICERS
Base Salary
For 2022, the Compensation Committee authorized base salaries for our named executive officers (other than our Chief Executive Officer) as follows:

	2022		2021	% Increase
Kenneth Stillwell	$530,000	(1)	$478,400	10.8%
Rifat Kerim Akgonul	$450,000	(1)	$427,450	5.3%
John Higgins	£371,000	(1)	£350,000	6.0%
Leon Trefler	$400,000	(1)	$365,000	9.6%
(1) The base salaries of all four named executive officers were increased effective April 1, 2022.
Bonus – CICP
Under the 2022 Executive Incentive Plan, our Chief Operating Officer’s and Chief Financial Officer’s target bonus represented 70% of his respective earned base salary; our Chief Product Officer’s target bonuses represented 60% of his earned base salary; our Chief of Client & Partner Success’s target bonus represented 50% of his earned base salary given his opportunity to earn additional cash incentives in the form of individual incentive compensation and sales commissions as described further below; and for Leon Trefler, our Chief of Clients and Markets, the target bonus represented 50% of his earned base salary given his opportunity to earn additional cash incentives in the form of sales commissions as described further below. For 2022, the Compensation Committee approved bonuses for our named executive officers under the 2022 Executive Incentive Plan consistent with the 2022 Funding Percentage. In 2022, Mr. Stillwell, Mr. Higgins, and Mr. Akgonul, opted to receive 50% of their CICP payment in RSUs. Accordingly, for 2022, Mr. Stillwell, Mr. Higgins, and Mr. Akgonul, received cash bonuses of $175,000, $124,000, £94,000 (or $113,000 based on the December 31, 2022 exchange rate), respectively.

Under the 2023 Executive Incentive Plan, the target bonuses for our named executive officers remain unchanged from 2022. Mr. Stillwell’s target bonus will represent 70% of his earned base salary. For Mr. Akgonul the target bonus will represent 60% of his earned base salary; and for Leon Trefler and Mr. Higgins, the target bonuses will represent 50% of their earned base salary given their opportunity to earn additional cash incentives.
Additional Cash Incentives
Individual Incentive Compensation
In 2022, Mr. Higgins was eligible to receive individual incentive compensation based upon the achievement of specific performance goals established by our Chief Executive Officer. Mr. Higgins’ target was £75,000 in individual incentive compensation for the achievement of operational metrics set by our Chief Executive Officer. For 2022, Mr. Higgins received £75,000 (or $90,000 based on the December 31, 2022 exchange rate)
Sales Commissions
In 2022, Mr. Higgins and Leon Trefler had a target sales commission of £70,000 related to Global ACV Bookings and Global Consulting Bookings and $375,000 related to Global ACV Bookings, respectively. For 2022, Mr. Higgins’ and Leon Trefler’s actual sales commissions were £63,610 (or $77,000 based on the December 31, 2022 exchange rate) and $278,000, respectively. In 2023, Mr. Higgins and Leon Trefler will have target sales commissions of £145,000 and $375,000, respectively, related to Global ACV Bookings.
Equity
In March 2022, the Compensation Committee approved a periodic equity grant for our named executive officers in the form of 50% stock options and 50% RSUs. All grants vest over a period of five years. Additionally, the Compensation Committee approved additional stock option grants to our named executive officers, as well as certain employees, in June and November 2022, recognizing that many of our previously granted stock options had an exercise price greater than the current trading price of our common stock. The June grants vest over a period of three years and the November grants vest over a period of four years.

	2022	2021	% Increase
Kenneth Stillwell	$8,663,000	$3,000,000	188.8%
Rifat Kerim Akgonul	$4,177,000	$1,200,000	248.1%
John Gerard Higgins*	$4,012,000	$4,000,000	0.3%
Leon Trefler	$4,177,000	$1,000,000	317.7%
*Mr. Higgins joined Pegasystems in February 2021. The 2021 amount consists of four new hire equity grants effective as of February 2021. $2,500,000 of the awards vest in equal quarterly installments over five years. The remaining $1,500,000 consists of three $500,000 performance grants which vest 100% on the first, second, and third anniversaries of the grant date, respectively, if certain performance metrics are met, otherwise $500,000 vests over a period of five, six and seven years from the grant date, respectively.
SEVERANCE, RETENTION, AND CHANGE IN CONTROL BENEFITS
We have entered into an employment offer letter with Messrs. Stillwell and Higgins containing provisions for additional compensation upon termination of employment under certain circumstances. The agreement with Mr. Stillwell provides for a severance payment equal to six months of then-current base salary in the event that his employment is terminated by us without cause. In Mr. Stillwell’s agreement, an additional month of severance will be paid for each year of service with a maximum of 12 months total severance. In addition, in the event of a sale of Pegasystems (as defined in our 2004 Long-Term Incentive Plan, as amended and restated, or the 2004 Long-Term Incentive Plan) and termination of his employment, all unvested stock options and RSUs would be subject to immediate full acceleration of vesting. In Mr. Higgins’ agreement, in the event of a sale of Pegasystems (as defined in our 2004 Long-Term Incentive Plan, as amended and restated, or the 2004 Long-Term Incentive Plan) and termination of Mr. Higgins’ employment, all unvested stock options and RSUs granted as part of his new hire grant would be subject to immediate full acceleration of vesting. The terms of these agreements are more fully described in the “Potential Payments upon Termination or Change in Control” section below.
Our primary rationale for these payments is that we believe that it is standard in our industry to provide a reasonable severance payment to certain high ranking executive officers in the event that they are terminated without cause, and that the absence of such arrangements might jeopardize our chances of hiring and retaining such executives. We limit such post-termination compensation arrangements to situations in which such executive officers are actually terminated, rather than those in which there is a mere change of control.
While Mr. Stillwell’s offer letter, which was previously filed with the SEC, does not specifically define what constitutes a termination “without cause,” in this context, we believe that the term “cause” would be construed consistently with Massachusetts case law, which generally defines it to mean, in this context, that we had a reasonable good faith basis for dissatisfaction with the employee, due to lack of capacity or diligence, failure to conform to usual standards of conduct, or other culpable or inappropriate behavior, or grounds for discharge reasonably related, in our good faith judgment, to the needs of the business. There are, or were, no other conditions to the payment of the severance amount.
Under our 2004 Long-Term Incentive Plan, in the event of the sale of Pegasystems, the Board of Directors, acting through a majority of directors who are determined to be “independent directors” under the applicable Nasdaq rules, may, in its discretion, provide that all outstanding RSUs, unvested stock options or other stock-based awards granted under the plan shall be assumed or an equivalent option, right, unit, or restricted stock be substituted by the successor entity; accelerated in full prior to the effective date of the sale of Pegasystems; or

cancelled as of the effective date of the sale of Pegasystems; or the Board of Directors may apply any combination of the foregoing.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As discussed above, under the terms of his employment offer letter, if Mr. Stillwell is terminated without cause, he would receive a severance payment equal to six months of his then-current base salary. In addition, Mr. Stillwell would receive an additional month of severance for each year of service with a maximum of 12 months total severance. If Mr. Stillwell had been terminated without cause on December 31, 2022, he would have received a severance payment of $530,000. In addition, in the event of a sale of Pegasystems and the termination of Mr. Stillwell’s employment, all his unvested stock options and RSUs would be subject to immediate full acceleration of vesting. If, on December 31, 2022, Mr. Stillwell had been terminated following a sale of Pegasystems, the value of his accelerated RSUs would have been $1,443,353, and the value of his accelerated stock options would have been $70,504, excluding out-of-the-money options. Similarly, in the event of a sale of Pegasystems and the termination of Mr. Higgins’ employment, all his unvested stock options and RSUs from his new hire grant would be subject to immediate full acceleration of vesting. If, on December 31, 2022, Mr. Higgins had been terminated following a sale of Pegasystems, the value of his accelerated RSUs would have been $768,517, and the value of his accelerated stock options would have been $35,621, excluding out-of-the-money options. The value of accelerated unvested options as of December 31, 2022 is calculated by taking the difference between the closing price of our common stock on NASDAQ Global Select Market on the last trading day of the fiscal year ($34.24 on December 31, 2022) and the option exercise price and multiplying it by the number of accelerated options. For RSUs, the value represents the closing price of our common stock on the last trading day of the fiscal year multiplied by the number of accelerated units.
Additionally, as noted above, under our 2004 Long-Term Incentive Plan, in the event of the sale of the Company, the Board of Directors may provide that all outstanding RSUs, unexercised stock options or other stock-based awards granted under the plan would accelerate in full prior to the effective date of the sale of the Company. The table entitled “Outstanding Equity Awards at Fiscal Year-End” lists all outstanding equity awards held by our named executive officers as of December 31, 2022.
IMPACT OF REGULATORY REQUIREMENTS
Prior to 2018, Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallowed a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its three other most highly compensated executive officers, other than its chief financial officer. Performance-based compensation was excluded from the compensation taken into account for purposes of the $1 million limit if certain requirements were met. Effective in 2018, the Tax Cuts and Jobs Act of 2017 modified Section 162(m) of the Code to eliminate the exception for performance-based compensation, subject to transition relief for certain grandfathered arrangements in effect as of November 2, 2017. In addition, the $1,000,000 limit now applies to all named executive officers, including the chief financial officer, and to any individual who was a named executive officer in any tax year beginning after December 31, 2016. The Compensation Committee will continue to award compensation to our executive officers as it deems appropriate, even though it may not be fully deductible for purposes of Section 162(m). Accordingly, compensation attributable to our Executive Incentive Plan, additional cash incentives, equity awards, or severance may not be fully deductible for the purposes of Section 162(m).
COMPENSATION PRACTICES RISK ASSESSMENT
We have conducted a risk assessment of our compensation programs for executive officers and all other employees. Our Finance, Legal, People, Sales, and Compliance functions reviewed our compensation programs, practices and policies, referred to as the Compensation Programs. Management reviewed and discussed the findings of this review with the Compensation Committee, and with our Disclosure Committee, consisting of representatives from our Finance, Legal, Internal Audit, and Compliance departments. Based upon this assessment, we have concluded that our Compensation Programs are balanced and do not, by design, motivate excessive risk taking by management and other employees.
As part of our risk assessment, we review our Compensation Programs to ensure they are consistent with current market practices. In determining that the programs contained an appropriate mix of risk and reward in relation to our strategy and long-term goals without encouraging excessive risk taking by management and other employees, the following elements were considered:
•In general, compensation consists of a balanced mix of fixed and variable compensation. The fixed component, base salary, provides a stable income stream to employees, including management and executives, while variable compensation, consisting of annual bonuses, and commissions for sales and certain services employees, provides compensation opportunities tied to our company performance and strategic initiatives;
•Annual incentive payments, or bonuses, provide the potential for variable pay based upon the achievement of our annual financial and strategic business objectives. These objectives are set at the company level and are not based upon the results for any one individual, team, or division. Our Board of Directors reviews and approves the corporate funding percentage. Moreover, the Compensation Committee determines and approves executive officer compensation and has the discretion to modify individual payout amounts to reflect an individual’s performance;
•The incentive plans for our sales teams align variable compensation with both short- and long-term goals. Commissions are payable on contract signing; however, our incentive plans permit us to recover the value of payments on sales commissions for client non-payment. Corporate controls require a risk-based approach for review and approval of customer contracts by Finance, Legal, and Sales management prior to execution. Our senior management also reviews and approves material nonstandard contract terms; and

•Equity awards, which are granted to approximately 40% of employees on an annual basis, may consist of RSUs and/or stock options, and align employee equity compensation with our long-term success. Senior level employees typically receive equity compensation in both RSUs and stock options, and in 2023, the ALT and certain other individuals received performance-based options, to further align their interests with achieving our financial objectives. Historically, equity awards typically vest over five years and increase in value if our stock price increases over time. Commencing with awards granted in January 2023, equity awards granted to employees, will typically vest over four years. To further mitigate against risk, our equity incentive plan allows for the cancellation and forfeiture, as well as the clawback, of equity awards, and shares obtained pursuant to equity awards, for employee misconduct; and provides that equity awards, and shares obtained pursuant to equity awards, are subject to cancellation, forfeiture, and clawback if we determine that is required by applicable law or company policy as amended from time to time.

CEO PAY RATIO
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer. For 2022, our last completed fiscal year:
•The median of the annual total compensation of all employees (excluding the Chief Executive Officer) (the “median employee”) was $101,263; and
•The annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $7,448,708.
Based on this information, for 2022 the ratio of the annual total compensation of our Chief Executive Officer to the median employee was approximately 74 to 1.
To identify the median of the annual total compensation of all employees, we used the following methodology:
•We selected December 1, 2022, which is within the last three months of 2022, as the date upon which we would identify the median employee. As of December 1, 2022, we had 6,239 employees worldwide.
•In determining the employee population to be used to calculate the compensation of the median employee, we included employees in all countries.
•We compared the annual base salary, target bonus, sales commissions, and additional cash incentive compensation for the employee population for the 2022 calendar year. This is referred to as On-Target Earnings.
•Based on the On-Target Earnings of each employee, we identified a cohort, referred to as the Median Cohort, of approximately 625 employees consisting of the median employee and the employees 5% above and 5% below the median On-Target Earnings.
•We examined the applicable payroll data of actual cash earnings for each employee in the Median Cohort, including base salary, bonus, sales commissions, additional cash incentive compensation and car allowance paid in calendar year 2022 and we identified the employee who earned the median actual cash earnings within the Median Cohort. That employee is our median employee.
•A U.S. dollar exchange rate as of a date in December 2022 was applied to compensation reported in a foreign currency.
We combined all elements of the median employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $101,263. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our “Summary Compensation Table” included in this proxy statement under the heading “Executive Compensation.”
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2022:

(in thousands, except per share amounts)	(a) Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Stock Options and Vesting of RSUs(3) (4)	(b) Weighted-average Exercise price per Share of Outstanding Stock Options(5)	(c) Number of Shares of Common Stock Remaining Available for Future Issuance (excluding those in column (a))(6)
Equity compensation plans approved by shareholders(1)	17,257	$59.67	1,395
Equity compensation plans not approved by shareholders(2)	6	$—	—
(1) We currently maintain two equity compensation plans: the 2004 Long-Term Incentive Plan as amended and restated, the (“2004 Plan”) and the 2006 Employee Stock Purchase Plan as amended (“2006 ESPP”). In addition to the issuance of stock options, the 2004 Plan allows for the issuance of stock purchase rights and other stock-based awards, including RSUs. Our shareholders previously approved each of these plans and all amendments that were subject to shareholder approval. See "16. Stock-Based Compensation" in Item 8 of our Annual Report filed on Form 10-K for the year ended December 31, 2022 for additional information.
(2) In connection with our acquisition of In the Chat Communications Inc. on May 10, 2019 and in reliance on the Regulation D exemption from registration requirements under the Securities Act, we granted an employee the right to obtain up to 14 thousand shares of our common stock, which will be issued in five equal tranches contingent upon continued employment. No general solicitation or advertising to market the securities occurred.
(3) The number of shares of common stock issued upon exercise of vested stock options and vesting of RSUs will be less than the 17.3 million shown above because, equity grants to our executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, use the “net settlement” feature for stock options and RSUs. This feature enables the Company to withhold shares to cover the cost to exercise stock options and, if applicable, to cover taxes due (in the case of stock options and RSUs) based on the fair value of the shares at the exercise date (in the case of stock options) or vesting date (in the case of RSUs), instead of selling all the shares on the open market to satisfy these obligations. The settlement of exercised stock options and vested RSUs on a net share basis for our executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended will result in fewer shares issued by the Company.
(4) During 2022, stock option and RSU holders net settled stock options and RSUs representing the right to purchase a total of 1.4 million shares, of which only 0.8 million were issued to the stock option and RSU holders, and the balance of the shares were surrendered to the Company to pay for the exercise price (in the case of stock options) and the applicable taxes (in the case of stock options and RSUs).
(5) The weighted-average exercise price does not consider the shares issuable upon vesting of outstanding RSUs, which have no exercise price.
(6) Includes approximately 0.2 million shares remaining available for issuance as of December 31, 2022 under the 2006 ESPP.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table sets forth information required under applicable SEC rules about the compensation for 2022, 2021, and 2020 of our named executive officers:

	Year	Salary	Bonus		Stock Awards(1)		Option Awards(2)		Non-Equity Incentive Plan Compensation(3)		All Other Compensation(4)	Total
Alan Trefler Chairman and Chief Executive Officer	2022	$495,000	$—		$—		$6,499,058	(5)	$445,500		$9,150	$7,448,708
	2021	$495,000	$—		$3,541,415	(6)(7)	$3,250,033	(7)	$222,750	(8)	$8,700	$7,517,898
	2020	$495,000	$—		$2,500,057	(9)	$2,500,022	(9)	$395,938		$12,630	$5,903,647
Kenneth Stillwell Chief Operating Officer and Chief Financial Officer	2022	$516,306	$—		$2,197,143	(5)(6)	$6,663,138	(5)	$174,577	(8)	$9,150	$9,560,314
	2021	$473,588	$—		$1,689,509	(6)(7)	$1,500,003	(7)	$156,492	(8)	$8,700	$3,828,292
	2020	$460,000	$—		$1,439,512	(6)(9)	$1,250,022	(9)	$128,735	(8)	$12,630	$3,290,899
Rifat Kerim Akgonul Chief Product Officer(10)	2022	$444,016	$—		$1,150,976	(5)(6)	$3,177,303	(5)	$124,357	(8)	$9,150	$4,905,802
	2021	$424,194	$—		$746,650	(6)(7)	$600,032	(7)	$118,773	(8)	$8,700	$1,898,349
John Gerard Higgins Chief of Client and Partner Success(11)	2022	$441,153	$167,186	(12)	$985,400	(5)(6)	$3,136,672	(5)	$113,032	(8)	$—	$4,843,443
Leon Trefler Chief of Clients and Markets	2022	$390,712	$278,433	(12)	$1,000,030	(5)	$3,177,303	(5)	$175,820		$9,150	$5,031,448
	2021	$365,000	$265,188	(12)	$500,090	(7)	$500,014	(7)	$164,250		$8,700	$1,803,242
	2020	$365,000	$312,890	(12)	$707,491	(6)(9)	$600,005	(9)	$72,985	(8)	$12,630	$2,071,001
(1) These amounts reflect the dollar amount of the aggregate grant date fair value of RSU awards granted in the years ended December 31, 2022, 2021, and 2020 in accordance with FASB ASC Topic 718. The calculation of the fair value of RSU awards is set forth in "16. Stock-Based Compensation" in Item 8 of our Annual Report filed on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 15, 2023.
(2) These amounts reflect the dollar amount of the aggregate grant date fair value of stock option awards granted in years ended December 31, 2022, 2021, and 2020 in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of option awards are set forth in "16. Stock-Based Compensation" in Item 8 of our Annual Report filed on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 15, 2023.
(3) Represents cash bonuses earned under the CICP in the year shown and paid in the following year.
(4) These amounts are comprised of our 401(k) match in 2022, 2021, and 2020 and Company-paid parking in 2020.
(5) Represents RSU and option awards granted in March 2022 as part of the named executive officer’s 2021 compensation package, and additional equity awards granted in June and November 2022.
(6) These amounts include the named executive officer’s election to receive 50% of his target incentive compensation under the CICP in the year shown in the form of RSUs instead of cash.
(7) Represents RSU and option awards granted in March 2021 as part of the named executive officer’s 2020 compensation package.
(8) Represents 50% of bonuses earned under the CICP in the year shown and paid in the following year due to the named executive officer’s election to receive 50% of his target incentive compensation under the CICP in the year shown in the form of RSUs and included in “Stock Awards”.
(9) Represents RSU and option awards granted in March 2020 as part of the named executive officer’s 2019 compensation package.
(10) Mr. Akgonul became a named executive officer in 2021.
(11) Mr. Higgins became a named executive officer in 2022. Mr. Higgins’ salary, bonus, and non-equity incentive plan comp was converted from British Pounds to USD using the exchange rate as of December 31, 2022.
(12) Represents additional cash incentives for the achievement of operational metrics and sales commissions earned during the year shown.

GRANTS OF PLAN-BASED AWARDS
The following table sets forth certain information with respect to the plan-based awards granted during or for the fiscal year ended December 31, 2022 to each of the named executive officers:

		Estimated Future Payouts Under									All Other Stock Awards: Number of Shares of Stock or Units(2)		All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(3)
		Non-Equity Incentive Plan Awards(1)						Equity Incentive Plan Awards
	Grant Date	Threshold		Target		Maximum		Threshold	Target	Maximum
Alan Trefler		$346,500		$495,000		$—	(5)
	3/1/2022								$6,499,058				240,030	$85.40	$6,499,058
Kenneth Stillwell		$129,850	(4)	$185,500	(4)	$—	(5)
	3/1/2022								$197,082		2,311	(4)			$197,082
	3/1/2022								$2,000,061		23,508				$2,000,061
	3/1/2022								$1,999,727				73,856	$85.40	$1,999,727
	6/5/2022								$1,959,179				110,000	$52.47	$1,959,179
	11/2/2022								$2,704,232				207,364	$33.90	$2,704,232
Rifat Kerim Akgonul		$94,500	(4)	$135,000	(4)	$—	(5)
	3/1/2022								$150,946		1,770	(4)			$150,946
	3/1/2022								$1,000,030		11,754				$1,000,030
	3/1/2022								$999,863				36,928	$85.40	$999,863
	6/5/2022								$890,536				50,000	$52.47	$890,536
	11/2/2022								$1,286,904				98,682	$33.90	$1,286,904
John Gerard Higgins (6)		$78,310	(4)	$111,871	(4)	$—	(5)
	3/1/2022								$110,352		1,294	(4)			$110,352
	3/1/2022								$875,048		10,285				$875,048
	3/1/2022								$874,881				32,312	$85.40	$874,881
	6/5/2022								$890,536				50,000	$52.47	$890,536
	11/2/2022								$1,371,255				104,768	$33.90	$1,371,255
Leon Trefler		$140,000		$200,000		$—	(5)
	3/1/2022								$1,000,030		11,754				$1,000,030
	3/1/2022								$999,863				36,928	$85.40	$999,863
	6/5/2022								$890,536				50,000	$52.47	$890,536
	11/2/2022								$1,286,904				98,682	$33.90	$1,286,904
(1) All awards were made pursuant to our 2022 CICP.
(2) All equity awards were made pursuant to our 2004 Long-Term Incentive Plan.
(3) Reflects the dollar amount of the aggregate grant date fair value for the option and RSU awards granted in 2022, in accordance with FASB ASC Topic 718.
(4) Reflects the named executive officer’s election to receive 50% of his target incentive compensation under the 2022 CICP in the form of RSUs instead of cash. The RSUs granted were determined by dividing 50% of the employee's annual Target Incentive Opportunity by 85% of the closing price of our stock on the date of grant, less the present value of expected dividends during the vesting period. The 15% discount to the closing price, which is used to calculate the number of RSUs granted, provides an additional incentive to employees to acquire our stock.
(5) There is no maximum payout amount, as additional incentives can be earned for performance above targets, as determined by the Board of Directors in its discretion.
(6) Mr. Higgins’ Non-Equity Incentive Plan Awards are converted from British Pounds to USD using the exchange rate as of December 31, 2022.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth certain information with respect to the value of outstanding equity awards at December 31, 2022, previously granted to the named executive officers. All equity awards were granted under our 2004 Long-Term Incentive Plan.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options				Option Exercise Price	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested(2)		Market Value of Shares or Units of Stock That Have Not Vested(3)
	Exercisable		Unexercisable
Alan Trefler	99,682		33,227		$64.35	3/6/2029
	60,734		49,691		$90.05	3/3/2030
	29,900		55,528		$130.45	3/2/2031
	—		240,030		$85.40	3/1/2032
							9,756		$334,045
							12,538		$429,301
							16,234		$555,852
Kenneth Stillwell	938		—		$44.30	3/2/2027
	6,860		1,373		$58.95	3/5/2028
	7,310		7,310		$64.35	3/6/2029
	30,367		24,846		$90.05	3/3/2030
	13,800		25,628		$130.45	3/2/2031
	—		73,856		$85.40	3/1/2032
		(4)	110,000	(4)	$52.47	6/5/2032
	—	(5)	207,364	(5)	$33.90	11/2/2032
							427		$14,620
							2,146		$73,479
							6,269		$214,651
							7,493		$256,560
							23,508		$804,914
							2,311	(6)	$79,129
Rifat Kerim Akgonul	1,777		—		$25.20	3/9/2026
	15,534		—		$44.30	3/2/2027
	20,856		1,098		$58.95	3/5/2028
	16,946		5,649		$64.35	3/6/2029
	14,576		11,926		$90.05	3/3/2030
	5,520		10,252		$130.45	3/2/2031
	—		36,928		$85.40	3/1/2032
	—	(4)	50,000	(4)	$52.47	6/5/2032
	—	(5)	98,682	(5)	$33.90	11/2/2032
							341		$11,676
							1,659		$56,804
							3,009		$103,028
							2,997		$102,617
							11,754		$402,457
							1,770	(6)	$60,605

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options				Option Exercise Price	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested(2)		Market Value of Shares or Units of Stock That Have Not Vested(3)
	Exercisable		Unexercisable
John Gerard Higgins	2,205		4,095		$136.08	3/1/2031
	11,137	(7)	20,673	(7)	$136.08	3/1/2031
	—	(8)	5,776	(8)	$136.08	3/1/2031
	—	(9)	5,274	(9)	$136.08	3/1/2031
	—		32,312		$85.40	3/1/2032
	—	(4)	50,000	(4)	$52.47	6/5/2032
	—	(5)	104,768	(5)	$33.90	11/2/2032
							1,197		$40,985
							5,980	(7)	$204,755
							1,844	(8)	$63,139
							1,845	(9)	$63,173
							10,285		$352,158
							1,294	(6)	$44,307
Leon Trefler	24,553		—		$20.05	3/7/2024
	30,365		—		$20.49	3/2/2025
	35,295		—		$25.20	3/9/2026
	24,382		—		$44.30	3/2/2027
	22,160		1,167		$58.95	3/5/2028
	19,937		6,645		$64.35	3/6/2029
	14,576		11,926		$90.05	3/3/2030
	4,600		8,543		$130.45	3/2/2031
	—		36,928		$85.40	3/1/2032
	—	(4)	50000	(4)	$52.47	6/5/2032
	—	(5)	98682	(5)	$33.90	11/2/2032
							363		$12,429
							1,951		$66,802
							3,009		$103,028
							2,498		$85,532
							11,754		$402,457
(1) Unless otherwise noted, stock options vest on a five-year schedule, with 20% vesting after one year and the remaining 80% vesting in equal quarterly installments over the remaining four years. Options expire ten years from the grant date.
(2) Unless otherwise noted, RSUs vest on a five-year schedule, with 20% vesting after one year and the remaining 80% vesting in equal quarterly installments over the remaining four years.
(3) Market value is calculated using a share price of $34.24, the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2022.
(4) Includes awards which vest on a three-year schedule, with one third vesting after one year and the remaining two thirds vesting in equal quarterly installments over the remaining two years.
(5) Includes awards which vest in equal quarterly installments over four years.
(6) RSUs granted in connection with the named executive officer’s election to receive 50% of his target incentive compensation under the 2022 CICP in the form of RSUs instead of cash, which vests in full one year from the grant date.
(7) Includes awards that vest in equal quarterly installments over five years.
(8) Includes awards that vest on a six-year schedule, with 20% vesting on the second anniversary of the grant date and the remaining 80% vesting in equal quarterly installments over the remaining four years.
(9) Includes awards that vest 100% on the third anniversary of the grant date based on the achievement of certain performance targets for 2023. If not achieved, the grant vests on a seven-year schedule, with 20% vesting on the third anniversary of the grant date and the remaining 80% vesting in equal quarterly installments over the remaining four years.

OPTION EXERCISES AND STOCK VESTED TABLE
The following table sets forth certain information with respect to stock option exercises and restricted stock unit vestings for each of the named executive officers during the fiscal year ended December 31, 2022:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Alan Trefler			24,355	$1,471,868
Kenneth Stillwell			11,839	$730,307
Rifat Kerim Akgonul			7,138	$445,519
John Gerard Higgins			2,489	$139,959
Leon Trefler	14,600	$611,772	6,064	$348,062
(1) This amount is equal to the difference between the fair market value of the shares acquired on the exercise date less the exercise price, multiplied by the number of options exercised.
(2) This amount is the closing price per share of our common stock on the vesting date, multiplied by the number of shares vested.

PAY VERSUS PERFORMANCE
As described in greater detail in the “Compensation Discussion and Analysis”section, our executive compensation program reflects a variable pay-for-performance philosophy. The following table and related disclosures provide further “pay versus performance” disclosures with respect to our chief executive officer, also referred to as our principal executive officer (PEO), and our other named executive officers (NEOs), as contemplated by Item 402(v) of Regulation S-K.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total to PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Company TSR(4)	Peer Group TSR(5)	Net Income (Loss)(6)	Annual Contract Value (ACV) Growth(7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$7,448,708	$(8,421,292)	$6,085,252	$926,336	$30.70	$63.98	$(345,582,000)	16%
2021	$7,517,898	$3,999,210	$2,050,969	$977,576	$83.98	$115.29	$(63,040,000)	21%
2020	$5,903,647	$17,617,005	$3,670,931	$8,544,796	$167.49	$151.90	$(61,373,000)	19%
(1) The dollar amounts in column (b) are the amounts of total compensation reported for Mr. Trefler (our Chief Executive Officer or PEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Summary Compensation Table.”
(2) The dollar amounts reported in column (c) and (e), represent the amount of “compensation actually paid” (CAP) to Mr. Trefler and the average amount of CAP to the Non-PEO NEOs as a group, respectively, in the applicable year, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the applicable persons during the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the compensation for Mr. Trefler, and the Non-PEO NEOs as a group, for each year to determine the “compensation actually paid”:

PEO
Year	SCT Total	Reported Value of Equity Awards	Equity Award Adjustments	Compensation Actually Paid to PEO

		(a)	(b)
2022	$7,448,708	$(6,499,058)	$(9,370,942)	$(8,421,292)
2021	$7,517,898	$(6,791,448)	$3,272,760	$3,999,210
2020	$5,903,647	$(5,000,079)	$16,713,437	$17,617,005

Average for Non-PEO NEOs
Year	Average SCT Total	Average Reported Value of Equity Awards	Average Equity Award Adjustments	Average Compensation Actually Paid to Non-PEO NEOs

		(a)	(b)
2022	$6,085,252	$(5,371,991)	$213,075	$926,336
2021	$2,050,969	$(1,380,855)	$307,462	$977,576
2020	$3,670,931	$(2,836,839)	$7,710,704	$8,544,796

(a)     Represents the grant date fair value of equity-based awards granted each year as reported in the “Stock Awards” and “Option Awards” column in the Summary Compensation Table for the applicable year. Because we do not maintain a pension in which the PEO or Non-PEO NEO participates, no adjustments from the SCT total related to pension value are needed to calculate “compensation actually paid” in accordance with Item 402(v) of Regulation S-K.
(b) The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. In calculating the fair values of unvested equity awards at each year end and the fair value of equity awards vested in the year for each year presented, the assumptions and calculations used did not materially differ from those set forth in "16. Stock-Based Compensation" in Item 8 of our Annual Report filed on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 15, 2023 with the exception of the expected term assumptions for option awards that were out of the money as of each calculation date. The Company’s option awards have historically been granted at the money, thus the historical experience was not considered to be relevant to expectations for purposes of the above “compensation actually paid” calculations for option awards that were out of the money during 2022. For purposes of the above “compensation actually paid” calculations, the expected term for out of the money options was calculated based off the remaining time to vest plus one half of the remaining contractual life as of each calculation date. The amounts deducted or added in calculating the equity award adjustments are as follows:

PEO	2020	2021	2022

Plus: Fair Value for Equity Awards Granted in the Covered Year that are Unvested at End of Year	$9,849,868	$5,970,863	$1,670,442
Change in Fair Value of Outstanding Unvested Equity Awards from Prior Year	$5,212,530	$(3,176,116)	$(8,254,132)
Change in Fair Value of Equity Awards from Prior Years that Vested in the Covered Year	$1,651,039	$478,013	$(2,787,252)
Total Adjustment	$16,713,437	$3,272,760	$(9,370,942)

Average for Non-PEO NEOs	2020	2021	2022

Plus: Fair Value for Equity Awards Granted in the Covered Year that are Unvested at End of Year	$4,535,557	$1,212,976	$3,242,092
Change in Fair Value of Outstanding Unvested Equity Awards from Prior Year	$2,100,482	$(1,003,521)	$(2,220,401)
Plus: Fair Value as of Vesting Date for Equity Awards Granted and Vested in the Covered Year	$121,799	-	-
Change in Fair Value of Equity Awards from Prior Years that Vested in the Covered Year	$952,866	$98,007	$(808,616)
Total Adjustment	$7,710,704	$307,462	$213,075
(3) The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Trefler, who has served as our CEO in each of the covered years) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Trefler) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Kenneth Stillwell, Rifat Kerim Akgonul, John Gerard Higgins, and Leon Trefler; (ii) for 2021, Kenneth Stillwell, Rifat Kerim Akgonul, Michael Pyle, Hayden Stafford, and Leon Trefler; and (iii) for 2020, Kenneth Stillwell, Douglas Kra, Hayden Stafford, and Leon Trefler. Refer to “Executive Compensation – Summary Compensation Table.”
(4) Company TSR is calculated to show the cumulative shareholder return on our common stock during the covered period, including reinvestment of dividends.
(5) Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: The Standard & Poor’s North American Technology Sector – Software IndexTM.
(6) The dollar amounts reported represent the amount of net (loss) reflected in our audited financial statements for the applicable year.
(7) Annual Contract Value (ACV) growth is the percentage increase in ACV on a constant currency basis compared to the prior year.

Pay versus Performance Descriptive Disclosure
We chose ACV growth as our Company Selected Measure for evaluating Pay versus Performance because it is a key metric used in our Executive Incentive Plan. CAP to Mr. Trefler, CAP to our Non-PEO NEOs, and Pega’s cumulative total shareholder return (“TSR”), and net income were all lower in 2022 and 2021, relative to 2020. The decrease in PEO and Non-PEO NEOs CAP was largely the result of the decrease in Pega’s share price over that same time period as equity is a large component of compensation for our PEO and to a lesser extent our Non-PEO NEOs. Pega’s TSR reflected both the direction in TSR for our peer group and Company-specific factors as discussed in the ‘2022 Financial Highlights’ section. Net Income decreased in 2022 in part due to the recognition of a full valuation allowance of $188.3 million on our U.S. and U.K. deferred tax assets as well as a charge of $21.7 million in the fourth quarter of 2022 related principally to cash severance and related benefit costs for terminated employees. ACV Growth had an inverse relationship to the compensation of our PEO and Non-PEO NEOs CAP, except in 2022; again, largely the result of the decrease in Pega’s share price over that same time period. Unique to 2022, Non-PEO NEO’s received extraordinary stock option awards granted in 2022, discussed in the ‘Compensation Discussion and Analysis’ section, which impacted their CAP relative to the PEO.
Pay versus Performance Tabular List
The following table lists our most important performance measures we use to link “Compensation Actually Paid” to our NEOs to our performance, over the year ended December 31, 2022:

ACV Growth
New bookings
Profitability
The information contained above under the heading “Pay Versus Performance” shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in any such filing.
PROPOSAL 4 – APPROVAL OF THE AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN
At the Annual Meeting, our shareholders will be asked to approve the amended and restated Pegasystems Inc. 2004 Long-Term Incentive Plan (the “Plan”). The Plan was originally approved by our shareholders in June 2004 and has been successively approved by our shareholders in July 2011, June 2016 and June 2020. As amended and approved in 2020, 6,000,000 shares were added to the authorized grant amount to increase that amount to 36,000,000 shares. As permitted by the terms of the Plan and consistent with Nasdaq interpretive guidance, our Board approved an amendment and restatement of the Plan on March 6, 2023 that increased the number of shares available thereunder by an additional 6,000,000 shares on the condition that no awards with respect to these additional shares would vest prior to approval by our shareholders. In amending and restating the Plan, the Board also approved certain non-material changes, primarily expanding the list of potential performance goals for awards under the Plan. Immediately subsequent to approving this amendment and restatement of the Plan, awards of options were made under the Plan that used a portion of these 6,000,000 shares on the condition that such options not vest prior to shareholder approval of the incremental 6,000,000 shares under the Plan.
If this proposal is approved, awards with respect to the 6,000,000 shares previously authorized in March 2023 by our Board for issuance under the Plan may vest in accordance with their vesting schedule. Including the 6,000,000 shares authorized by our Board in March 2023, the total number of shares authorized under for issuance under the Plan is 42,000,000 shares, of which approximately 4.8 million remain available to grant as of March 31, 2023 after giving effect to the awards made subsequent to approval of the Plan in March 2023 and including shares from cancellations of stock options and RSUs. We believe that the proposed increase in shares will suffice for the Plan for at least the next two years. In approving the Plan, as amended and restated, our shareholders are approving:
•the increase in the total number of authorized shares under the Plan by 6,000,000 shares, so that the aggregate number of awards that may be granted under the Plan is 42,000,000 shares; and
•non-material changes to the Plan, primarily an expansion in the list of potential performance goals for awards under the Plan.
We believe that our ability to attract and retain qualified, high-performing employees is vital to our success and growth as a company. Equity awards are a very effective retention tool that encourages and rewards employee performance that aligns with shareholders’ interests. We believe that the Plan as proposed to be amended and restated is an essential, up-to-date platform to accomplish these objectives, and we request your approval of the Plan.
The above summary of the Plan, as so amended and restated, does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix A to this proxy statement.
The Board of Directors recommends that you vote FOR the approval of the Plan, and proxies solicited by the Board will be voted in favor of the Plan unless a shareholder has indicated otherwise on the proxy.
Purposes
The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, to promote the success of our business, and to continue to link employee compensation with our performance. Options, RSUs, stock purchase rights and other stock-based awards may be granted under the Plan.
Administration
Subject to the provisions of the Plan, the Committee has authority in its discretion to: (1) determine fair market value of our common stock; (2) select employees, directors and consultants to whom awards may be granted; (3) determine the number of shares covered by awards; (4) approve forms of agreements for use under the Plan; (5) determine the terms and conditions of awards; (6) determine whether and under what circumstances an option may be settled in cash instead of common stock; (7) reduce the exercise price or purchase price of any award to the then fair market value if the fair market value has declined since the date of grant (with shareholder approval); (8) initiate a program whereby outstanding options are exchanged for options with a lower exercise price (with shareholder approval); (9) prescribe, amend or rescind rules and regulations relating to the Plan; (10) construe and interpret the terms of the Plan and awards granted pursuant to the Plan; (11) subject awards granted pursuant to the Plan to forfeiture, setoff, recoupment or other recovery if the Committee determines in good faith that such action is required by applicable law or Company policy; and (12) modify terms of the Plan or adopt additional terms and conditions in order to facilitate the granting of awards in foreign jurisdictions. In addition, to the extent permitted by applicable law, the Committee may delegate to one or more employees of the Company the power to grant awards and exercise such other powers under the Plan as the Committee may determine; provided, however, that the Committee shall fix the maximum number of shares issuable to any one participant pursuant to awards granted by such employee.

Shares Subject to the Plan
The stock subject to options and awards under the Plan is authorized but unissued shares of our common stock or shares of treasury common stock. Any shares subject to an option that for any reason expires or is terminated unexercised as to such shares and any restricted stock that is forfeited and repurchased by us at not more than its exercise price as a result of the exercise of a repurchase option may again be the subject of an option or award under the Plan. The number of shares of common stock that may be issued under the Plan may not exceed 42,000,000 shares, subject to adjustment, as described below. On March 31, 2023, the closing sale price of our common stock was $48.48 per share.
As previously indicated, in March 2023, after approval of the Plan by our Board, the Compensation Committee made awards of options pursuant to the Plan that used a portion of the incremental 6,000,000 shares of common stock, on the condition that no such awards of options may vest prior to shareholder approval of this increase. The following table sets forth information with respect to these options awards:

NEW PLAN BENEFITS
2004 Long-Term Incentive Plan
Name and Position	Number of Options
Alan Trefler Chairman and Chief Executive Officer	241,636
Kenneth Stillwell Chief Operating Officer and Chief Financial Officer	81,768
Rifat Kerim Akgonul Chief Product Officer	48,227
John Gerard Higgins Chief of Client & Partner Success	53,227
Leon Trefler Chief of Clients and Markets	56,264
Executive Group	491,282
Non-Executive Director Group	—
Non-Executive Officer Employee Group	1,224,473
Non-employee Director Limits
In addition, the maximum number of shares subject to awards granted during a single fiscal year to any non-employee director under this plan and under any other equity plan maintained by us, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $500,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any award granted in a previous fiscal year).
Eligibility
Nonstatutory stock options, or NSOs, RSUs, stock purchase rights and other stock-based awards (other than incentive stock options) may be granted to employees, directors, and consultants. Incentive stock options, or ISOs, may be granted only to employees. Each option will be designated in the stock option agreement as either an ISO or a NSO. Notwithstanding the terms of any award under the Plan, in the event of certain misconduct by a participant, all awards to that participant will be terminated and all shares acquired by the participant under the Plan will be subject to repurchase by us at any time within 180 days after we have knowledge of such misconduct. In addition, awards under the Plan and shares obtained pursuant to or upon exercise of such awards are subject to forfeiture, setoff, recoupment or other recovery if the Committee determines in good faith that such action is required by applicable law or Company policy.
Terms and Conditions of Options
Exercise Price. The exercise price for shares issued upon exercise of options will be determined by the Committee. The exercise price of ISOs may not be less than 100% of the fair market value on the date the option is granted. The exercise price of ISOs granted to a 10% or greater shareholder may not be less than 110% of the fair market value on the date of grant.
Form of Consideration. The means of payment for shares issued upon exercise of an option will be specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note of the participant, wire transfer, other shares of our common stock (with some restrictions), consideration received by us under a cashless exercise program implemented by us in connection with the Plan, or any combination of the foregoing.
Term of Options. The term of an option may be no more than ten years from the date of grant, except that the term of an incentive stock option granted to a 10% or greater shareholder may not exceed five years from the date of grant.

Termination of Service. No option may be exercised more than three months following termination other than by reason of the participant’s death, disability or retirement, or such other period as set forth in the option agreement. If, on the date of termination, a participant is not fully vested, the shares covered by the unvested portion will revert to the Plan unless the Committee has determined that all or part of the unvested portion of the Option will continue to vest following termination of Service, in which the case the Shares covered by portion of the Option that will continue to vest will not revert to the Plan until the vesting of those Shares is no longer possible. If, after termination of Service, the participant does not exercise his or her Option within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
Death or Disability. An option is exercisable for 24 months following death of the participant or 24 months following termination for a disability or such other period as set forth in the option agreement. If, on the date of death or termination, a participant is not fully vested, the shares covered by the unvested portion will revert to the Plan on the last day of the 12th month following the date of the Participant’s death unless the Committee earlier determines that all or part of the unvested portion of the Option will become vested as the date of the Participant’s death and/or will continue to vest following the death of the Participant, in which case the Shares covered by the unvested portion of the Option will not revert to the Plan until the vesting of those Shares is no longer possible. If the Option is not so exercised within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
Retirement. Upon retirement at or after the age of 60, with no intention to continue to provide services, whether as an employee, director, independent contractor or otherwise, to any other person or entity and with the intention of concluding the Employee or Director’s working or professional career, an option is exercisable for 24 months following retirement or such other period as set forth in the option agreement. If, on the date of retirement, a participant is not fully vested, the shares covered by the unvested portion will revert to the Plan unless the Committee has determined that all or part of the unvested portion of the Option will continue to vest following termination of Service, in which case the Shares covered by the portion of the Option that will continue to vest will not revert to the Plan until the vesting of those Shares is no longer possible. If after termination of Service, the Participant does not exercise his or her Option within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the plan.
Other Provisions. The stock option agreement for each option grant may contain other terms, provisions and conditions not inconsistent with the Plan, as may be determined by the Committee.
Restricted Stock Units
The Committee may grant RSUs under the Plan with such terms and conditions as the Committee shall determine. Each RSU represents the right to acquire a share of our common stock in the future, with the future delivery of the shares subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of one or more specified conditions. A participant may not vote the shares represented by an RSU, but an RSU award may provide a participant with the right to receive dividend equivalent payments with respect to the common stock subject to the award (both before and after such common stock is vested).
Terms and Conditions of Stock Purchase Rights
Rights to Purchase. Stock purchase rights may be issued either alone, in addition to, or in tandem with, other awards granted under the Plan and/or cash awards made outside of the Plan.
Right of Repurchase. Unless the Committee determines otherwise, the stock purchase agreement will grant us the right to repurchase the stock sold upon the termination of the participant’s service to us or upon the failure to satisfy any performance objectives or other conditions specified in the stock purchase agreement. The repurchase price will be the purchase price paid by the participant or the purchase price for Restricted Shares repurchased pursuant to the Right of Repurchase shall be the purchase price paid by the Purchaser or such other price determined by the Committee and set forth in the Stock Purchase Agreement, and may be paid by cancellation of any indebtedness of the Purchaser to the Company. The repurchase right will lapse upon such conditions or at such rate as the Committee may determine and set forth in the stock purchase agreement.
Other Stock-Based Awards
The Committee will have the right to grant other awards based upon our common stock, having such terms and conditions as the Committee may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.
Adjustments
Changes in Capitalization. In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than a normal cash dividend, (1) the number and class of securities available under the Plan, (2) the per-participant limit and the non-employee director limit, (3) the number and class of securities and exercise price per share subject to each outstanding award, (4) the price per share at which outstanding restricted shares may be repurchased, and (5) the terms of each other outstanding award shall be appropriately adjusted (or substituted awards may be made, if applicable) to the extent that the administrator of the Plan shall determine, in good faith, is necessary and appropriate.

Dissolution or Liquidation. The Committee in its discretion may provide for a participant to have the right to exercise his or her award until 15 days prior to any dissolution or liquidation of Pegasystems. To the extent not previously exercised, an award will terminate immediately prior to the consummation of any proposed dissolution or liquidation.
Sale of the Company. Except as otherwise provided in any stock option agreement, stock purchase agreement, RSU agreement or other document evidencing such rights, in the event a third party acquires a majority of the voting power of Pegasystems, whether through the sale of substantially all our assets, the sale of our voting securities or a merger or consolidation, the Committee, in its discretion, may provide for the assumption, substitution or adjustment of each outstanding award, accelerate the vesting of options or RSUs and terminate any restrictions on stock awards, or cancel awards for a cash payment to the participant.
Limits on Transferability
An ISO granted under the Plan may not be transferred during a participant’s lifetime and will not be transferable other than by will or by the laws of descent and distribution following the participant’s death. With the permission of the Committee, NSOs, stock purchase rights, RSUs or shares granted under the Plan may be assigned during a participant’s lifetime to members of the participant’s family or to a trust established for such family members or the participant’s former spouse, including any life partner or similar statutorily-related domestic partner pursuant to the participant’s estate plan or pursuant to a domestic relations order.
Amendment and Termination
Our Board may at any time amend, alter, suspend or terminate the Plan. The Board will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with applicable laws. Except as otherwise provided in the Plan, no amendment, alteration, suspension or termination of the Plan shall materially and adversely impair the rights of any participant, unless mutually agreed in writing.
Federal Income Tax Consequences
Incentive Stock Options (“ISOs”)
The following general rules are applicable under current United States federal income tax law to ISOs granted under the Plan:
1.In general, no taxable income results to the optionee upon the grant of an ISO or upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to the Company upon either grant or exercise of an ISO.
2.If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.
3.If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.
4.In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.
5.Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain to the optionee.
6.Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.
7.An optionee may be entitled to exercise an ISO by delivering shares of the Company’s common stock to the Company in payment of the exercise price, if so provided by the Committee. If an optionee exercises an ISO in such fashion, special rules will apply.
8.In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income” reduced by a statutory exemption. In general, the amount by which the value of the common stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.
9.Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders.
Nonstatutory Stock Options (“NSOs”)
The following general rules are applicable under current federal income tax law to NSOs granted under the Plan:
1.The optionee generally does not realize any taxable income upon the grant of a NSO, and the Company is not allowed a federal income tax deduction by reason of such grant.

2.The optionee generally will recognize ordinary income at the time of exercise of a NSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.
3.When the optionee sells the shares acquired pursuant to a NSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.
4.The Company generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes ordinary income.
5.An optionee may be entitled to exercise a NSO by delivering shares of the Company’s common stock to the Company in payment of the exercise price, if so provided by the Committee. If an optionee exercises a NSO in such fashion, special rules will apply.
6.Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders.
Awards and Purchases
The following general rules are applicable under current federal income tax law to awards of RSUs or the granting of opportunities to make direct stock purchases under the Plan:
1.The recipient of RSUs will not recognize taxable income at the time of a grant of a RSU, and the Company will not be entitled to a tax deduction at that time. The recipient will recognize compensation taxable as ordinary income, however, at the time of the settlement of the award, equal to the fair market value of any shares delivered and the amount of cash paid.
2.The purchaser of unrestricted shares will recognize compensation taxable as ordinary income at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares.
3.The purchaser of restricted shares will not recognize taxable income at the time of a grant of shares of restricted shares, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at that time. If that election is made, the participant will recognize compensation taxable as ordinary income at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income at the time the restrictions lapse, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares.
4.In addition, a participant receiving dividends with respect to restricted shares for which the above-described election has not been made, and prior to the time the restrictions lapse, will recognize compensation taxable as ordinary income rather than dividend income.
Other Tax Considerations
A participant who receives accelerated vesting, exercise or payment of awards contingent upon or in connection with a change of control may be deemed to have received an “excess parachute payment” under Section 280G of the Code. In such event, the participant may be subject to a 20% excise tax and the Company may be denied a tax deduction for such payments.
It is the intention of the Company that awards will comply with Section 409A of the Code regarding nonqualified deferred compensation arrangements or will satisfy the conditions of applicable exemptions. However, if an award is subject to and fails to comply with the requirements of Section 409A, the participant may recognize ordinary income on the amounts deferred under the award, to the extent vested, prior to the time when the compensation is received. In addition, Section 409A imposes a 20% penalty tax, as well as interest, on the participant with respect to such amounts.
The foregoing general tax discussion is intended for the information of the Company’s shareholders considering how to vote with respect to this proposal, and not as tax guidance to participants in the Plan.

PROPOSAL 5 – APPROVAL OF THE 2006 EMPLOYEE STOCK PURCHASE PLAN
At the Annual Meeting, our shareholders will be asked to approve the amended and restated Pegasystems Inc. 2006 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares available for issuance thereunder by 1,000,000 shares of our common stock. The ESPP was originally approved by our shareholders on May 30, 2006. As originally approved, the total number of authorized shares available for grant under the Plan was 500,000 which, subsequent to our two-for-one stock split effected in 2014, became 1,000,000 shares. Subsequent to adoption in 2006, our Board has approved non-material amendments to the ESPP, including a 2008 amendment to the definition of “fair market value,” a 2010 amendment to the “offering dates”, and a 2020 amendment to include a holding period of one-year from acquisition of stock under the ESPP prior to any sales.
If this proposal is approved, 1,000,000 shares will be added to the authorized grant amount to increase that amount to 2,000,000 shares. We estimate that we will have used approximately 0.9 million shares by March 31, 2023 from our current authorization of 1,000,000 shares, leaving approximately 0.1 million remaining shares authorized under the Plan. We believe that the proposed increase in shares will suffice for the Plan for at least the next three years.
On April 25, 2023, our Board of Directors adopted, subject to shareholder approval, the amended and restated ESPP described above. The above summary of the ESPP, as so amended and restated, does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix B to this proxy statement.
The Board of Directors recommends that you vote FOR the approval of the ESPP, and proxies solicited by the Board will be voted in favor of the ESPP unless a shareholder has indicated otherwise on the proxy.
Purpose
The purpose of the ESPP is to provide eligible employees of the Company and its subsidiaries an opportunity to purchase shares of Common Stock through payroll deductions or lump sum payments. The ESPP is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
Administration
The ESPP is administered by the Compensation Committee pursuant to a delegation of such authority from the Board of Directors. The Compensation Committee may waive such provisions of the ESPP as it deems necessary to meet special circumstances not anticipated or covered expressly by the ESPP.
Shares Subject to the ESPP
The shares of Common Stock issuable under the ESPP may be either shares newly issued by the Company or shares reacquired by the Company, including shares purchased on the open market. As adopted by the Board of Directors, the maximum number of shares of Common Stock which may be sold to participants over the term of the ESPP may not exceed 2,000,000, subject to adjustment as described below.
Adjustments
If any change is made to the Company’s outstanding Common Stock in connection with any merger, consolidation, reorganization, recapitalization, stock split, stock dividend or other relevant change in the capitalization of the Company, appropriate adjustment will be made in the number of shares reserved under the ESPP, in the number of shares covered by outstanding rights under the ESPP, in the exercise price of the rights and in the maximum number of shares that an employee may purchase.
Offering Periods
Shares of Common Stock are offered for purchase under the ESPP during one or more offering periods, the timing and duration of which are designated by the Compensation Committee. An employee who participates in the ESPP for a particular offering period will have the right to purchase Common Stock on the terms and conditions set forth below and must execute a purchase agreement embodying the terms and conditions and other provisions (not inconsistent with the ESPP) as the Compensation Committee may deem advisable.
Eligibility and Participation
Any individual who is employed on a basis under which he or she is expected to work more than 20 hours per week for more than five months per calendar year in the employ of the Company or any of its subsidiaries and who is employed at the beginning of the offering period is eligible to participate in the ESPP. Approximately 6,220 employees were eligible to participate in the ESPP in the First quarter of 2023.
The method of payment for the shares to be acquired by an employee under the ESPP will be through regular payroll deduction, lump sum payment or both, as determined by the Compensation Committee.

Purchase Price
The purchase price per share for each grant of rights hereunder shall be equal to the lesser of (a) eighty-five percent (85%) of the fair market value of a share of Common Stock on the Offering Date on which such purchase right is granted or (b) eighty-five percent (85%) of the fair market value of a share of Common Stock on the date such purchase right is exercised, or such higher price as may be set by the Board of Directors from time to time.
For purposes of the ESPP, the term “fair market value” means, as of any date, the value of a share of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its fair market value shall be the closing price (excluding “after hours” trading) for a share of such stock on that day (or, if the Common Stock is not traded on that day, on the last trading day preceding such date) as reported in The Wall Street Journal or such other source as the Administrator deems reliable; (ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the highest bid and lowest asked prices (excluding “after hours” trading) for a share of the Common Stock on that day (or, if there are no quotes for that day, on the last day preceding such date for which quotes were available); or (iii) in the absence of an established market for the Common Stock, the fair market value thereof shall be determined in good faith by the Board. On March 31, 2023, the “fair market value” of our Common Stock was $48.48.
Special Limitations
The ESPP imposes certain limitations upon a participant’s rights to acquire Common Stock, including the following limitations:
a.Purchase rights may not be granted to any individual who immediately thereafter would own stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates;
b.Purchase rights granted to a participant may not accrue at a rate that exceeds $25,000 in fair market value of the Common Stock (valued at the time each purchase right is granted) during any one calendar year in which such purchase right is outstanding; and
c.No right granted to an employee under the ESPP during an offering period may cover more shares than may be purchased at an exercise price equal to 10% of the base salary payable to the employee during the offering period, not taking into account any changes in the employee’s rate of compensation after the date the employee elects to participate in the offering.
Cancellation Of Election To Participate
The participant may, unless the participant has waived his or her cancellation right, withdraw from the ESPP before the expiration of the offering period and elect to have his or her accumulated payroll deductions refunded promptly without interest.
The participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions that the participant may have made for the offering period in which his or her employment terminates, before the expiration of the Offering Period and before a purchase is made, will be refunded without interest.
Stockholder Rights
No participant will have any shareholder right with respect to the shares of Common Stock covered by his or her purchase right until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.
Limits On Sale Of Stock Purchased Under The Plan
The ESPP provides that unless otherwise provided by the Board, shares of our Common Stock acquired under the ESPP may not be sold, transferred or otherwise disposed of prior to the one-year anniversary of the end of the applicable offering period.
Assignability
No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.
Amendment and Termination
The Board of Directors may terminate or amend the ESPP. However, the Board may not, without shareholder approval, take any action that would adversely affect the then existing purchase rights of any participant or amend the ESPP (i) to increase the number of shares subject to the ESPP, (ii) to change the class of persons eligible to participate in the ESPP, or (iii) to increase materially the benefits accruing to participants under the ESPP.
The Plan will continue until there are no Shares remaining to be issued under the Plan or until the Plan is terminated by the Board, whichever occurs first.
Federal Income Tax Consequences
The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan that so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP.

If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. Any additional gain or loss recognized by the participant on the disposition of the stock will be treated as short-term or long-term capital gain or loss, depending on the time the participant held the shares between the purchase date and the disposition.
If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) the amount by which the fair market value of the shares on the participant’s entry date into that offering period exceeded the purchase price paid for the shares; and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.
The foregoing is only a general summary of the current federal income taxation consequences to the participant and the Company with respect to the shares purchased under the ESPP. This summary is not intended to be exhaustive and, among other considerations, it does not discuss tax consequences of a participant’s death or the income tax laws of any city, state or foreign country in which the participant may reside.
Specific Benefits under the ESPP
Each of the Company’s eligible employees, including the Named Executive Officers, has the right to elect to purchase shares during any offering period commenced under the ESPP. Non-employee directors are not eligible to participate in the ESPP. The benefits that will be received by or allocated to eligible employees under the ESPP cannot be determined at this time because the amount of contributions, if any, to be set aside to purchase shares of Common Stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each individual participant.
Stockholder Approval
The ESPP will be approved if the votes cast at the Annual Meeting in favor of the matter exceed the votes cast opposing the matter.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of our Compensation Committee for the year ended December 31, 2022 were, and to date are, Sharon Rowlands (Chair), Richard Jones, Dianne Ledingham and Larry Weber. None of the members of our Compensation Committee were, at any time during 2022, an officer or employee of Pegasystems or any of its subsidiaries. Richard Jones served as our President and Chief Operating Officer from October 1999 to September 2002, and was a part-time employee of Pegasystems from July 2002 to July 2007. Neither Dianne Ledingham, Sharon Rowlands nor Larry Weber has ever been an officer or employee of the Company or any of its subsidiaries. None of the members of our Compensation Committee had any relationship with us during 2022 that was required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.
None of our executive officers served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on our Board of Directors or Compensation Committee.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and the holders of more than 10% of our common stock, to file reports with the SEC disclosing their ownership of our stock and changes in such ownership. Directors, executive officers, and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of our records and written representations by persons required to file these reports, during 2022, all filing requirements under Section 16(a) were complied with in a timely fashion, with the exception of five late Section 16(a) filings, which include the initial statement of beneficial ownership of securities on behalf of Leon Trefler reported on a Form 3 filed March 3, 2022, the initial statement of beneficial ownership of securities on behalf of John Higgins reported on a Form 3 filed March 8, 2022, a transaction reported on a Form 4 filed on March 8, 2022 on behalf of John Higgins, a transaction reported on a Form 4 filed on June 1, 2022 on behalf of Richard Jones, and a transaction reported on a Form 4 filed on August 16, 2022 on behalf of Efstathios Kouninis.
COMMITTEE REPORTS
The following reports by our Compensation Committee and Audit Committee shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. The reports shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent we specifically incorporate any such report by reference into such filing.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, with management, and, based on such review and discussion, recommended to the Board of Directors its inclusion in this proxy statement.
Compensation Committee:
Sharon Rowlands, Chair
Richard Jones
Dianne Ledingham
Larry Weber
REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The primary duties and responsibilities of the Audit Committee are to: (1) select and engage our independent registered public accounting firm; (2) serve as an independent and objective party to monitor our internal controls over financial reporting and disclosure controls; (3) review and appraise the audit efforts of our independent registered public accounting firm and internal audit functions; (4) review the independent registered public accounting firm’s fees; (5) ensure professional handling of employee complaints through our hotline process for the reporting of concerns regarding questionable accounting or auditing matters which is monitored by our compliance team; and (6) provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, and the Board of Directors. The Audit Committee is also responsible for overseeing legal compliance and risk management matters, including our Code of Conduct.
The Audit Committee consists of three members, each of whom is an “independent director” as defined by Nasdaq Rule 5605(c)(2). The Board of Directors has determined that the members of the Audit Committee satisfy the requirements of the Nasdaq Rules as to independence, financial sophistication, and expertise. In addition, the Board of Directors has determined that Mr. Lafond is an “audit committee financial expert” as defined by SEC rules. The Audit Committee operates under a written charter, approved by the Board of Directors, which was last reviewed and amended by the Audit Committee in July 2022.
In fulfilling its oversight responsibilities regarding our 2022 financial statements, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Auditing Standard No. 1301 – Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (United States), and SEC Regulation S-X Rule 2-07, including the process used by management in formulating particularly sensitive accounting estimates (including significant tax positions) and the basis for the conclusions of the independent registered public accounting firm regarding the reasonableness of those estimates.
The Audit Committee reviewed and discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) and the requirements of the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from management and Pegasystems, consistent with the applicable requirements of the Public Company Accounting Oversight Board.
The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for its audits in 2022. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits, the understanding of our internal controls, and the overall quality of our financial reporting. The Audit Committee held four meetings during 2022.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Audit Committee has also selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
Audit Committee:
Christopher Lafond, Chair
Peter Gyenes
Larry Weber

PROPOSAL 6 – RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected Deloitte & Touche LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2023. Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2022. Although shareholder approval of the selection of Deloitte & Touche LLP is not required by law, our Board of Directors believes that it is advisable to give shareholders the opportunity to ratify this selection. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.
The Board of Directors recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, and proxies solicited by the Board of Directors will be voted in favor thereof unless a shareholder has indicated otherwise on the proxy.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
Deloitte & Touche LLP, independent registered public accounting firm, audited our financial statements for the fiscal years ended December 31, 2022 and December 31, 2021.
The following table shows the fees for audit and other services provided by Deloitte & Touche LLP:

(in thousands)	2022	2021
Audit fees(1)	$2,906	$2,790
Tax fees(2)	280	270
All other fees(3)	2	2
	$3,188	$3,062
(1) Represents fees billed for professional services provided in connection with the annual audit, including the audit of internal control over financial reporting, the reviews of our quarterly reports on Form 10-Q, and statutory audits required internationally.
(2) Represents fees billed in the applicable year for tax compliance, tax advice, and tax planning services.
(3) Represents fees billed for the subscription to an online accounting research tool.
AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
Our Audit Committee pre-approves all services provided by our independent registered public accounting firm, for the purpose of maintaining the independence of our independent registered public accounting firm, a Public Company Accounting Oversight Board Registered Firm. For audit services, each year the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be accepted by the Audit Committee. The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences.
Management also submits to the Audit Committee a description of non-audit services that it recommends the independent registered public accounting firm to perform, and provides an estimate of the fees to be paid for each. Management and the independent registered public accounting firm must each confirm to the Audit Committee that the performance of the non-audit services would not compromise the independence of the auditors and would be permissible under all applicable legal requirements. The Audit Committee must approve both the non-audit services and the budget for each such service before commencement of the work. Management and the independent registered public accounting firm report to the Audit Committee periodically as to the non-audit services actually provided by the independent registered public accounting firm and the approximate fees incurred by us for those services.
All audit and non-audit services provided by Deloitte & Touche LLP in 2022 and 2021 were pre-approved by the Audit Committee.

APPENDIX A
PEGASYSTEMS INC. 2004 LONG-TERM INCENTIVE PLAN
(as amended and restated and adopted by the Board on March 6, 2023)
1.Purposes of the Plan. The purposes of this 2004 Long-Term Incentive Plan, as amended and restated, are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company’s business. Options, Stock Purchase Rights, Restricted Stock Units, and other stock-based awards may be granted under the Plan.
2.Definitions. As used herein, the following definitions shall apply:
a.“Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.
b.“Award” means any Option, Stock Purchase Right, Restricted Stock Unit, or other stock-based award granted pursuant to the Plan.
c.“Board” means the Board of Directors of the Company, as constituted from time to time.
d.“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.
e.“Committee” means a committee of Directors appointed by the Board in accordance with Section 5(a) hereof.
f.“Common Stock” means the Common Stock, $0.01 par value per share, of the Company.
g.“Company” means Pegasystems Inc., a Massachusetts corporation.
h.“Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to a Related Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for a Related Company’s securities; and the consultant or adviser is a natural person who has contracted directly with a Related Company to render such services.
i.“Director” means a member of the Board.
j.“Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.
k.“Employee” means any person, including Officers and Directors, employed by a Related Company who is subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by a Related Company or (ii) transfers between locations of a Related Company or between the Related Companies, or any successor. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of leave of absence approved by the Related Company is not so guaranteed, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option on the first day immediately following the date that is six (6) months after such leave commenced and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
l.“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular Exchange Act section shall include any successor section.
m.“Exercise Price” or “Purchase Price” means the per Share price to be paid by a Participant or Purchaser to exercise an Option or Stock Purchase Right.
n.“Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:
i.If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market or the Nasdaq Global Market or the Nasdaq Capital Market of the Nasdaq Stock Market (“Nasdaq”), (a) for purposes of determining the exercise price of an Option on the date of grant, Fair Market Value shall be the closing price (excluding “after hours” trading) for a share of such stock on that day (or, if the Common Stock is not traded on that day, on the last trading day preceding such date), and (b) for all other purposes, Fair Market Value shall be the closing price (excluding “after hours” trading) for a share of such stock on the last trading day preceding such date, in each case as reported in The Wall Street Journal or such other source as the Committee deems reliable;

ii.If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, (a) for purposes of determining the exercise price of an Option on the date of grant, Fair Market Value shall be the mean between the highest bid and lowest asked prices (excluding “after hours” trading) for a share of the Common Stock on that day (or, if there are no quotes for that day, on the last day preceding such date for which quotes were available), and (b) for all other purposes, Fair Market Value shall be the mean between the highest bid and lowest asked prices (excluding “after hours” trading) for a share of the Common Stock on the last day preceding such date; or
iii.In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.
o.“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.
p.“Nonstatutory Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Committee, or which is designated as an Incentive Stock Option by the Committee but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.
q.“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
r.“Option” means a stock option granted pursuant to the Plan.
s.“Option Exchange Program” means a program whereby outstanding Options are exchanged for Options with a lower Exercise Price.
t.“Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.
u.“Parent” means a “parent corporation,” whether now or hereafter existing, as a defined in Section 424(e) of the Code.
v.“Participant” means the holder of an outstanding Award.
w.“Plan” means this 2004 Long-Term Incentive Plan, as amended from time to time.
x.“Purchased Shares” means the shares of Common Stock purchased by a Participant pursuant to the Participant’s exercise of an Award.
y.“Purchaser” means a Participant exercising an Option or Stock Purchase Right.
z.“Related Company” means and includes the Company and the Parent and any Subsidiaries of the Company.
aa.“Restricted Shares” means unvested shares of Common Stock acquired pursuant to the exercise of an Award which are subject to a Right of Repurchase.
ab.“Restricted Stock Units” means the right to acquire Shares in the future, with the future delivery of the Shares subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of one or more specified conditions.
ac.“Restricted Stock Units Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a grant of Restricted Stock Units. A Restricted Stock Units Agreement is subject to the terms and conditions of the Plan.
ad.“Retirement” means retirement of an Employee or Director from active employment or service with any Related Company after having attained age 60, with no intention to continue to provide services, whether as an employee, director, independent contractor or otherwise, to any other person or entity and with the intention of concluding the Employee or Director’s working or professional career.
ae.“Right of Repurchase” means the right of the Company to repurchase Restricted Shares issued pursuant to any Award.
af.“Sale of the Company” means (i) a sale of substantially all of the assets of the Company, or (ii) either (x) a sale or transfer of voting securities of the Company to an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), in one transaction or a series of related transactions, or (y) a consolidation or merger of the Company, in each case, as a result of which the beneficial holders of a majority of the voting power of the Company’s voting securities entitled to vote generally in the election of directors (“Voting Power”) prior to such transaction do not, directly or indirectly, beneficially hold a majority of the Voting Power (or of the voting power of the surviving or acquiring entity) after such transaction.
ag.“Section 16(b)” means Section 16(b) of the Exchange Act.
ah.“Service” means the Participant’s performance of services for a Related Company in the capacity of an Employee, Director or Consultant.
ai.“Service Provider” means an Employee, Director or Consultant.
aj.“Share” means a share of the Common Stock, as adjusted in accordance with Section 12 hereof.
ak.“Stock Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. A Stock Option Agreement is subject to the terms and conditions of the Plan.

al.“Stock Purchase Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Purchase Right. A Stock Purchase Agreement is subject to the terms and conditions of the Plan.
am.“Stock Purchase Right’ means the right of a Participant to purchase Common Stock pursuant to Section 10 hereof.
an.“Subsidiary” means “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
ao.“10% Stockholder” means the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the voting power of all classes of stock of a Related Company.
3.Effective Date and Term of Plan. The Plan (as amended and restated herein) shall become effective upon the date of its adoption by the Board, March 6, 2023, provided that no Awards with respect to any New Shares shall vest prior to approval of the New Shares by stockholders under Applicable Law. No Awards shall be granted under the Plan after June 23, 2030, but Awards previously granted may extend beyond that date.
4.Stock Subject to the Plan.
a.Number of Shares. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be subject to Awards and issued under the Plan is the sum of 36,000,000 Shares plus 6,000,000 Shares (the “New Shares”). The Shares may be authorized but unissued shares or treasury shares. If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grantor sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Restricted Shares are forfeited and repurchased by the Company at not more than their Exercise Price, such Shares shall become available for future Awards under the Plan. Shares which are delivered by the Participant or withheld by the Company upon the exercise of an Option under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 4(a). Notwithstanding the provisions of this Section 4(a), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code. Subject to adjustment under Section 12, no more than 42,000,000 shares shall be available for issuance as Incentive Stock Options under the Plan.
b.Per-Participant Limit. No Participant may be granted Awards in any one fiscal year of the Company to purchase or otherwise acquire more than 3,000,000 Shares.
c.Non-Employee Director Limit. Notwithstanding anything in Section 4(b) to the contrary, the maximum number of Shares subject to Awards granted under this Plan or any other equity plan maintained by the Company during a single fiscal year of the Company to any Director who is not an Employee of the Company, taken together with any cash fees paid to such Director during the fiscal year, may not exceed $500,000 in total value. The value of any Award for purposes of this Section 4(c) shall be determined by reference to the grant date fair value of such Award used by the Company for financial reporting purposes and shall exclude the value of any dividends or dividend equivalents paid pursuant to an Award granted in a prior fiscal year.
5.Administration of the Plan.
a.Administration by Committee. The Plan will be administered by a committee (the “Committee”) composed solely of two (2) or more members of the Board that satisfy the independence requirements of the applicable national securities exchange which serves as the principal trading market for the Common Stock and of other Applicable Laws; provided, however, that unless otherwise prohibited by Applicable Law the Board, acting through a majority of its independent directors, may itself exercise any or all of the powers and responsibilities assigned to the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. Unless the Board shall determine otherwise, and to the extent necessary to comply with Applicable Law, each member of the Committee shall also satisfy the requirements of a “non-employee director” for purposes of Rule16b-3 of the Exchange Act,. The Board may designate one or more directors as a subcommittee who may act for the Committee if necessary to satisfy the requirements of this Section 5(a).
b.General Powers of the Committee. The Committee shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Committee shall be made in the Committee’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. To the extent permitted by applicable law, the Committee may delegate to one or more employees of the Company the power to grant Awards and exercise such other powers under the Plan as the Committee may determine; provided, however, that the Committee shall fix the maximum number of shares issuable to any one Participant pursuant to Awards granted by such employee. No director or person acting pursuant to the authority delegated by the Committee shall be liable for any action or determination relating to or under the Plan made in good faith.

c.Other Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority in its discretion:
i.to determine the Fair Market Value;
ii.to select the Service Providers to whom Awards may from time to time be granted hereunder;
iii.to determine the number of Shares to be covered by each Award granted hereunder;
iv.to approve forms of agreement for use under the Plan;
v.to determine the terms and conditions of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price or Purchase Price, the time or times when an Award may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;
vi.to determine whether and under what circumstances an Award may be settled in cash instead of Common Stock;
vii.to reduce the Exercise Price or Purchase Price of any Award to the then current Fair Value Market if the Fair Market Value of the Common Stock covered by such Award has declined since the date the Award was granted (with stockholder approval);
viii.to initiate an Option Exchange Program (with stockholder approval);
ix.to prescribe, amend and rescind rules and regulations relating to the Plan; and
x.to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan.
6.Option Eligibility.
a.Nonstatutory Stock Options, Stock Purchase Rights, Restricted Stock Units and other stock-based awards (other than Incentive Stock Options) may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
b.Each Option shall be designated in the Stock Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Related Companies) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(b), Incentive Stock Options shall be taken into account in the order in which they were granted, except as otherwise provided in the Code or regulations issued thereunder. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
7.Term of Option. The term of each Option shall be stated in the Stock Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a 10% Stockholder, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Stock Option Agreement.
8.Option Exercise Price and Consideration.
a.The Exercise Price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Committee; provided, however, that in the case of an Incentive Stock Option granted to a 10% Stockholder, the Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of grant, and provided further that in the case of an Incentive Stock Option granted to any other Employee, the Exercise Price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
b.The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant and set forth in the Stock Option Agreement). Such consideration may consist of (i) cash or a check payable to the Company; (ii) a promissory note of the Participant; (iii) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (iv) when the Common Stock is registered under the Exchange Act, consideration received by the Company under a “net exercise” arrangement pursuant to which the number of Shares issued to the Participant in connection with the Participant’s exercise of the Option is reduced by the Company’s retention of a portion of the Shares otherwise issuable in connection with such exercise having a Fair Market Value (determined as of the date of the exercise notice) equal to the aggregate exercise price of the Shares as to which such Option is being exercised; or (v) any combination of the foregoing methods of payment.
9.Exercise of Option.
a.Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Committee and set forth in the Stock Option Agreement. Unless the Committee provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

b.An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Stock Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Stock Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and the Participant’s spouse, including any life partner or similar statutorily-recognized domestic partner.
c.Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and sale under the Option, by the number of Shares as to which the Option is exercised.
d.Termination of Service. If a Participant terminates Service other than by reason of the Participant’s death, Disability or Retirement, such Participant may exercise the Participant’s Option within such period of time as is specified in the Stock Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Stock Option Agreement). In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for three months following the Participant’s termination of Service. If, on the date of termination, the Participant is not vested as to the Participant’s entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan unless the Committee has determined that all or part of the unvested portion of the Option will continue to vest following termination of Service, in which case the Shares covered by the portion of the Option that will continue to vest will not revert to the Plan until the vesting of those Shares is no longer possible. If, after termination of Service, the Participant does not exercise the Participant’s Option within the time specified by the Committee in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
e.Disability of Participant. If a Participant terminates Service as a result of the Participant’s Disability, the Participant may exercise the Participant’s Option within such period of time as is specified in the Stock Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement). In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for 24 months following the Participant’s termination of Service as the result of the Participant’s Disability. If, on the date of termination of Service, the Participant is not vested as to the Participant’s entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan unless the Committee has determined that all or part of the unvested portion of the Option will continue to vest following termination of Service, in which case the Shares covered by the portion of the Option that will continue to vest will not revert to the Plan until the vesting of those Shares is no longer possible. If, after termination of Service, the Participant does not exercise the Participant’s Option within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
f.Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Stock Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement) by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for 24 months following the Participant’s termination of Service because of death. If, at the time of death, the Participant is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan on the last day of the 12th month following the date of the Participant’s death unless the Committee earlier determines that all or part of the unvested portion of the Option will become vested as of the date of the Participant’s death and/or will continue to vest following the death of the Participant, in which case the Shares covered by the unvested portion of the Option will not revert to the Plan until the vesting of those Shares is no longer possible. If the Option is not so exercised within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
g.Retirement of Participant. If a Participant terminates Service as a result of Retirement, the Participant may exercise the Participant’s Option within such period of time as is specified in the Stock Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement). In the absence of a specified time in the Stock Option Agreement, the Option shall remain exercisable for 24 months following the Participant’s termination of Service as the result of the Participant’s Retirement. If, on the date of termination of Service, the Participant is not vested as to the Participant’s entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan unless the Committee has determined that all or part of the unvested portion of the Option will continue to vest following termination of Service, in which case the Shares covered by the portion of the Option that will continue to vest will not revert to the Plan until the vesting of those Shares is no longer possible. If, after termination of Service, the Participant does not exercise the Participant’s Option within the time specified in the Stock Option Agreement, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

h.Unvested Shares. The Committee shall have the discretion to grant Options which are exercisable for Restricted Shares. Should the Participant terminate Service or fail to satisfy performance objectives while holding such Restricted Shares, the Company shall have a Right of Repurchase, at the Exercise Price paid per Share or such other price determined by the Committee and set forth in the Stock Option Agreement, with respect to any or all of those Restricted Shares. The terms upon which such Right of Repurchase shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee and set forth in the Stock Option Agreement or other document evidencing such repurchase right.
i.Automatic Extension of Post-Termination Exercise Periods. The period of time during which a Participant may exercise an Option after the Participant terminates Service pursuant to this Section 9 or as specified in any Stock Option Agreement (the “Post-Termination Exercise Period”) shall be extended by the amount of time, if any, during the Post-Termination Exercise Period when the effectiveness of any registration statement covering the issuance of Shares under the Plan is suspended for any reason; provided, however, that in no event shall the Post-Termination Exercise Period be extended beyond the expiration of the stated term of the Option.
10.Stock Purchase Rights, Restricted Stock Units and Other Stock-Based Awards.
a.Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will offer Stock Purchase Rights under the Plan, it shall advise the Participant in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (including par value) if any, and the time within which such person must accept such offer.
b.Company Right of Repurchase. Unless the Committee determines otherwise, the Stock Purchase Agreement shall grant the Company a Right of Repurchase exercisable upon the termination of the Purchaser’s Service with the Company for any reason (including death or disability) or upon the failure to satisfy any performance objectives or other conditions specified in the Stock Purchase Agreement. Shares issued as Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Committee in the Stock Purchase Agreement, for such period as the Committee shall determine. The purchase price for Restricted Shares repurchased pursuant to the Right of Repurchase shall be the purchase price paid by the Purchaser or such other price determined by the Committee and set forth in the Stock Purchase Agreement, and may be paid by cancellation of any indebtedness of the Purchaser to the Company. The Right of Repurchase shall lapse upon such conditions or at such rate as the Committee may determine and set forth in the Stock Purchase Agreement.
c.Each certificate for Restricted Shares shall bear an appropriate legend referring to the Right of Repurchase and other restrictions and shall be deposited by the stockholder with the Company together with a stock power endorsed in blank. Any attempt to dispose of Restricted Shares in contravention of the Right of Repurchase and other restrictions shall be null and void and without effect. If Restricted Shares shall be repurchased by the Company pursuant to the Right of Repurchase, the stockholder shall forthwith deliver to the Company the certificates for the Restricted Shares, accompanied by such instrument of transfer, if any, as may reasonably be required by the Company. If the Company does not exercise its Right of Repurchase, such Right of Repurchase shall terminate and be of no further force and effect.
d.The Committee may in its discretion waive the surrender and cancellation of one or more Restricted Shares (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule or other conditions applicable to those Restricted Shares. Such waiver shall result in the immediate vesting of the Purchaser’s interest in the Restricted Shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Purchaser’s termination of Service or the attainment or non-attainment of the applicable conditions.
e.Other Provisions. The Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.
f.Restricted Stock Units. The Committee may also grant Restricted Stock Units with such terms and conditions as the Committee shall determine. A Participant may not vote the Shares represented by a Restricted Stock Unit, but (notwithstanding Section 13(c) of the Plan to the contrary) a Restricted Stock Unit Award may provide a Participant with the right to receive dividend equivalent payments with respect to the Common Stock subject to the Award (both before and after such Common Stock is vested).
g.Other Stock-Based Awards. The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including the grant of Shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.
11.Performance-Based Awards.

a.General. Subject to the terms of the Plan, the Committee shall have the authority to establish and administer performance-based grant, exercise, and/or vesting conditions and Performance Goals (as defined in Section 11(b) below) with respect to such Awards as it considers appropriate, which Performance Goals must be satisfied, as determined by the Committee, before the Participant receives or retains an Award or before the Award becomes exercisable or nonforfeitable, as the case may be. Prior to a Sale of the Company, the Committee may exercise its discretion in a uniform and non-discriminatory manner for similarly-situated Participants to reduce or increase any Award otherwise payable under this Plan in accordance with objective or subjective factors if necessary or appropriate to limit the amount payable under an Award to an amount consistent with the purposes of the Plan and the intended economic benefits of participation in the Plan. The Committee’s determination will be final and conclusive.
b.Performance Goals. Performance goals (the “Performance Goals”) , may consist of any business criteria or other measures of performance as may be deemed appropriate by the Committee, including, but not limited to the following: (i) earnings per share (on a fully diluted or other basis), (ii) pretax or after tax net income, (iii) operating income, (iv) gross revenue, (v) profit margin, (vi) stock price targets or stock price maintenance, (vii) working capital, (viii) free cash flow, (ix) cash flow, (x) return on equity, (xi) return on capital or return on invested capital, (xii) earnings before interest, taxes, depreciation, and amortization (EBITDA), (xiii) economic value added, (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, license signings, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures or other operational goals, (xv) total shareholder return, (xvi) strategic business criteria, which may include one or more objectives based on meeting specified revenue, annual contract value, market penetration, geographic business expansion goals, cost targets, or objective goals relating to reorganizations, acquisitions, divestitures, market share, debt reduction, customer growth, long-term client value growth, research and development achievements, regulatory compliance and achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents), strategic partnerships or transactions and co-development, co-marketing, profit sharing, joint venture or other similar arrangements, implementation, completion or attainment of measurable objectives with respect to research, development; (xvii) other measures (including, but not limited to, gross profits, economic profit, comparisons with various stock market indices, cost of capital or assets under management, improvements in capital structure, days sales outstanding, sales performance, sales quota attainment, cross-sales, recurring sales, one-time sales, net new sales, cancellations, retention rates, new benchmark mandates, new exchange traded fund launches, financing and other capital raising transactions (including sales of the Company’s equity or debt securities); factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); or (xviii) any combination of these measures as determined by the Committee.
c.Each Performance Goal may be expressed in absolute and/or relative terms or ratios and may be based on or use comparisons with internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions, platforms, operating units and/or other business unit) and/or the past or current performance of other companies. In the case of earnings-based measures, Performance Goals may use comparisons relating to capital (including, but not limited to, the cost of capital), cash flow, free cash flow, shareholders’ equity and/or shares outstanding, or to assets or net assets.
d.The Committee shall determine the period for which Performance Goals are set and during which performance is to be measured to determine whether a Participant is entitled to payment of an Award under the Plan (the “Performance Period”). Performance Periods may be of varying and overlapping durations, but each such period shall not be less than 12 months.
e.The Committee may specify in an Award that Performance Goals shall be adjusted to include or exclude the effect of: unusual or infrequent events, changes in accounting principles, material litigation, material judgments, material settlements, currency exchange rate fluctuations, changes in corporate tax rates, and the impact of acquisitions, divestitures, and discontinued operations.
12.Adjustments Upon Changes in Capitalization or Dissolution or Sale of the Company.
a.Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the per-Participant limit set forth in Section 4(b) and the Non-Employee Director Limit set forth in Section 4(c), (iii) the number and class of securities and exercise price per share subject to each outstanding Award, (iv) the price per share at which outstanding Restricted Shares may be repurchased pursuant to a Right of Repurchase and (v) the terms of each other outstanding Award shall automatically be proportionately adjusted on a pro rata basis.

b.Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for a Participant to have the right to exercise the Participant’s Award until 15 days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Committee may provide that any Right of Repurchase applicable to any Restricted Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed dissolution or liquidation of the Company.
c.Sale of the Company. Except as otherwise provided in any Stock Option Agreement, Stock Purchase Agreement, Restricted Stock Unit Agreement or other document evidencing such rights, in the event of a Sale of the Company when any unexercised Award, Restricted Stock Unit, or Restricted Shares remain outstanding, the Committee may in its discretion apply one or more or any combination of the following provisions:
i.the Committee may provide that outstanding Awards or Restricted Shares shall be assumed or an equivalent option, right, unit or restricted stock substituted by the successor entity or a Parent or Subsidiary thereof; or the Committee may, subject to the provisions of clauses (iii) and (iv) below, after the effective date of the Sale of the Company, permit a holder of an Award immediately prior to such effective date, upon exercise or payment of the Award, to receive in lieu of Shares of Common Stock, shares of stock or other securities or consideration as the holders of Common Stock received pursuant to the terms of the Sale of the Company; or
ii.the Committee may waive any discretionary limitations imposed with respect to an Award so that some or all Options, Restricted Stock Units or Stock Purchase Rights, from and after a date prior to the effective date of the Sale of the Company as specified by the Committee, are exercisable or payable in full and any Restricted Shares shall cease to be subject to restrictions in whole or in part; or
iii.the Committee may cause any outstanding Awards to be canceled as of the effective date of the Sale of the Company, provided that notice of cancellation is given to each holder of an Award, and each holder of an Award has the right to exercise the Award in full prior to or contemporaneous with the effective date of such Sale of the Company; or
iv.the Committee may cause any outstanding Awards to be canceled as of the effective date of the Sale of the Company, provided that notice of such cancellation is given to each holder of an Award, and each holder of an Award has the right to exercise the Award, to the extent exercisable in accordance with any limitations imposed thereon, prior to or contemporaneous with the effective date of such Sale of the Company.
13.General Provisions Applicable to Awards. Every Award and all Shares issued pursuant to the Plan shall be subject to the following provisions:
a.Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Committee makes the determination granting such Award, or such other date as is determined by the Committee. The Committee will give notice of the determination to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.
b.No Rights to Employment or Other Status. Neither the Plan nor any Award shall confer upon any Participant any rights with respect to continuing in Service with any Related Company, nor shall the Plan or any Award interfere in any way with the Participant’s right or the Related Company’s right to terminate the Participant’s Service at any time, with or without cause.
c.Rights as a Stockholder. Except as otherwise provided by the Committee with respect to dividend equivalent payments for Restricted Stock Units: (i) until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of an Award; (ii) the Company shall issue (or cause to be issued) the Shares promptly after an Award is duly exercised; and (iii) no adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 hereof.
d.Acceleration. The Committee may at any time provide that any Awards shall become immediately exercisable in full or in part or that any Restricted Shares shall be free of restrictions or conditions in full or in part or otherwise realizable in full or in part, as the case may be.
e.Buyout Provisions. The Committee may at any time and from time to time offer to buy out for a payment in cash or Shares any Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the holder of such Award at the time such offer is made.

f.Conditions on Delivery of Shares. The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove any restrictions from Shares previously delivered under the Plan, until (i) all conditions of the Award have been met or removed to the satisfaction of the Committee, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied in accordance with Applicable Laws; and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of Applicable Laws.
g.Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or different type, changing the expiration date or Exercise Price or Purchase Price, providing for continued vesting of the Award following termination of Service or converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action would not materially and adversely affect the Participant.
h.Withholding Taxes. Each Participant shall pay to the Company, or make provisions satisfactory to the Committee for payment of, any taxes required by Applicable Laws to be withheld in connection with any Awards to the Participant no later than the date of the event creating the tax liability. Except as the Committee may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by Applicable Laws, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.
i.Cancellation and Forfeiture for Misconduct, Clawback Policy. Notwithstanding the terms of any Award or other provision of the Plan in the event of any Misconduct by the Participant or Purchaser (whether before or after the termination of Service), (i) all Awards granted to the Participant shall be terminated and the holder thereof shall have no further rights thereunder (ii) all Shares then held by the Participant or Purchaser (or any successor) which were acquired by the Participant or Purchaser (or any successor) pursuant to an Award under the Plan shall thereupon be (or revert to being) Restricted Shares and shall be subject to a Right of Repurchase exercisable by the Company and (iii) the Participant or Purchaser (or any successor) shall pay to the Company, within 10 business days of the Company’s request therefor, the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) received by the Participant or Purchaser (or any successor) upon the sale or other disposition of, or distributions in respect of, any Award under the Plan and any Shares acquired in respect thereof. The purchase price for Shares repurchased by the Company pursuant to the Right of Repurchase pursuant to this Section 13(i) shall be equal to the lesser of (i) the purchase price originally paid by the Participant or Purchaser for such Shares or (ii) the Fair Market Value of such Shares as of the date of the repurchase. The following shall constitute “Misconduct” by an Participant or Purchaser: (i) the unauthorized use or disclosure of the confidential information or trade secrets of any Related Company which use or disclosure causes material harm to the Related Company; (ii) conviction of a crime involving moral turpitude, deceit, dishonesty or fraud; (iii) gross negligence or willful misconduct of the Participant or Purchaser with respect to any Related Company; or (iv) the breach by the Participant or Purchaser of any material term of an agreement with a Related Company including covenants not to compete and not to solicit, and provisions relating to confidential information and intellectual property rights. In addition, Awards and Shares (and proceeds therefrom) obtained pursuant to or upon exercise of such Awards are subject to forfeiture, setoff, clawback, recoupment or other recovery if the Committee determines in good faith that such action is required by Applicable Law or Company policy as amended from time to time.
j.Limits on Transferability of Awards. An Incentive Stock Option shall be exercisable only by the participant during the Participant’s lifetime and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant’s death. With the permission of the Committee, a Nonstatutory Stock Option, Stock Purchase Right, Restricted Stock Unit or Shares may be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s family or to a trust established exclusively for one or more such family members or to the Participant’s former spouse, including any life partner or similar statutorily-recognized domestic partner, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquired a proprietary interest in the Nonstatutory Stock Option, Stock Purchase Right, Restricted Stock Unit or Shares pursuant to the permitted assignment. The terms applicable to such assigned portion shall be the same as those in effect for the Nonstatutory Stock Option, Stock Purchase Right, Restricted Stock Unit or Shares immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. Notwithstanding the foregoing, the Participant may also designate one or more persons as the beneficiary or beneficiaries of the Participant’s outstanding Awards under the Plan, and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards. Such beneficiary or beneficiaries shall take the transferred Awards subject to all terms and conditions of the applicable agreement evidencing each such transferred Award, including (without limitation) the limited time period during which Awards may be exercised following the Participant’s death.

k.Documentation. Each Award shall be evidenced by a written instrument in such form as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan. The Committee may, in its sole discretion, deliver any documents related to an Award by electronic means, request that a Participant consent to participate in the Plan by electronic means (including an on-line or electronic system established and maintained by the Company or a third party designated by the Company), or provide in the terms of an Award that a Participant shall be deemed to accept the Award unless the Participant notifies the Company, in writing, that the Participant rejects the Award within a time period specified by the Committee.
l.Committee Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly.
m.Compliance with Code Section 409A. It is the intention of the Company that this Plan and each Award either be exempt from or comply with and be interpreted in accordance with Section 409A of the Code, the United States Department of Treasury regulations, and other guidance issued thereunder, including any applicable exemptions (collectively, “Section 409A”). Each payment in any series of payments provided to a Participant pursuant to this Plan or an Award will be deemed separate payment for purposes of Section 409A. If any amount payable under this Plan or an Award is determined by the Company to constitute nonqualified deferred compensation for purposes of Section 409A (after taking into account applicable exemptions) and such amount is payable upon a termination of employment, then such amount shall not be paid unless and until the Participant’s termination of employment also constitutes a “separation from service” from the Company for purposes of Section 409A. In the event that the Participant is determined by the Company to be a “specified employee” for purposes of Section 409A at the time of his separation from service with the Company, then any nonqualified deferred compensation (after giving effect to any exemptions available under Section 409A) otherwise payable to the Participant as a result of the Participant’s separation from service during the first six (6) months following his separation from service shall be delayed and paid in a lump sum upon the earlier of (x) the Participant’s date of death, or (y) the first day of the seventh month following the Participant’s separation from service, and the balance of the installments (if any) will be payable in accordance with their original schedule.
n.Foreign Jurisdictions. To the extent that the Committee determines that the material terms set by the Committee or imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders. The Committee shall also have the authority and discretion to delegate the foregoing powers to appropriate employees of the Company.
14.Amendment and Termination of the Plan.
a.Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
b.Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
c.Effect of Amendment or Termination. Except as otherwise provided by the Plan, no amendment, alteration, suspension or termination of the Plan shall materially and adversely impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
15.Reservation of Shares. The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
16.Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.
17.Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

Adopted by the Board: March 6, 2023

APPENDIX B
PEGASYSTEMS INC. 2006 EMPLOYEE STOCK PURCHASE PLAN(1)

1. PURPOSE. The purpose of this 2006 Employee Stock Purchase Plan (the “Plan”) is to provide employees of Pegasystems Inc., a Massachusetts corporation (the “Company”), and its subsidiary corporations, who wish to become stockholders of the Company an opportunity to purchase shares of the Common Stock, $.01 par value per share, of the Company (the “Shares”). The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
2. ELIGIBLE EMPLOYEES. Subject to provisions of Sections 7, 8 and 9 below, any individual who is in the full-time employment (as defined below) of the Company, or any of its subsidiary corporations (as defined in Section 424(f) of the Code) (the “subsidiaries”) the employees of which are designated by the Board of Directors of the Company (the “Board”) as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. Full-time employment shall include all employees whose customary employment is:
a. in excess of 20 hours per week; and
b. more than five months in the relevant calendar year.
3. OFFERING DATES. From time to time the Company, by action of the Board, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an “Offering”) on a date or series of dates (each of which is an “Offering Date”) designated for this purpose by the Board. Offerings may be consecutive or overlapping, and the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy the requirements of Section 423 of the Code.
4. PRICES. The price per share for each grant of rights hereunder shall be equal to the lesser of (a) eighty-five percent (85%) of the fair market value of a share of Common Stock on the Offering Date on which such purchase right is granted or (b) eighty-five percent (85%) of the fair market value of a share of Common Stock on the date such purchase right is exercised, or such higher price as may be set by the Board of Directors from time to time. At its discretion, the Board of Directors may determine a higher price for a grant of rights with respect to any Offering. For purposes of this Plan, the term “fair market value” means, as of any date, the value of a share of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, its fair market value shall be the closing price (excluding “after hours” trading) for a share of such stock on that day (or, if the Common Stock is not traded on that day, on the last trading day preceding such date) as reported in The Wall Street Journal or such other source as the Administrator deems reliable; (ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the highest bid and lowest asked prices (excluding “after hours” trading) for a share of the Common Stock on that day (or, if there are no quotes for that day, on the last day preceding such date for which quotes were available); or (iii) in the absence of an established market for the Common Stock, the fair market value thereof shall be determined in good faith by the Board.

(1) This Plan has been restated to reflect amendments to the Plan adopted by the Company’s Board of Directors on February 14, 2008, January 8, 2010, October 25, 2012, October 29, 2020, and April 25, 2023.

5. EXERCISE OF RIGHTS AND METHOD OF PAYMENT.
a. Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board.
b. The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment, or both, as determined by the Board. No interest shall be paid upon payroll deductions unless specifically provided for by the Board.
c. Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.
6. TERM OF RIGHTS. Rights granted on any Offering Date shall be exercisable upon the expiration of such period (“Offering Period”) as shall be determined by the Board when it authorizes the Offering, provided that such Offering Period shall in no event be longer than twenty-seven (27) months.

7. SHARES SUBJECT TO THE PLAN. No more than 2,000,000 Shares may be sold pursuant to rights granted under the Plan; provided, however, that appropriate adjustment shall be made in such number, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 8 below) to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.
8. LIMITATIONS ON GRANTS.
a. No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Sections 423(b)(3) and 424(d) of the Code.
b. No employee shall be granted a right which permits his right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.
c. Subject to adjustment in accordance with Section 7 above, no right granted to any participating employee under a single Offering shall cover more shares than may be purchased at an exercise price (using for this purpose 85% of the fair market value of a Share on the first day of the Offering) equal to 10% of the base salary payable to the employee during the Offering not taking into consideration any changes in the employee’s rate of compensation after the first day of the Offering, or such other percentage as determined by the Board from time to time prior to the commencement of the Offering. When determining the base salary payable to the employee during the Offering, for any employee that receives base salary in a currency other than the US dollar, the exchange rate in effect at the close of business on the last business day of the Offering will be used. This provision shall be construed to meet the requirements set forth in Section 423(b)(5) of the Code.
9. LIMIT ON PARTICIPATION. Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitation, established by the Board when it authorizes the offering.
10. CANCELLATION OF ELECTION TO PARTICIPATE. An employee who has elected to participate in an Offering may, unless the employee has waived this cancellation right at the time of such election in a manner established by the Board, cancel such election as to all (but not part) of the rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of the Offering Period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee’s compensation through payroll deductions shall be paid to the employee, without interest, upon such cancellation.
11. TERMINATION OF EMPLOYMENT. Upon termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee’s compensation through payroll deductions shall be paid to the employee or to the employee’s estate, without interest.
12. EMPLOYEE’S RIGHTS AS STOCKHOLDER. No participating employee shall have any rights as a stockholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and a certificate for the Shares is actually issued.
13. RIGHTS NOT TRANSFERABLE. Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.
14. LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN. The Plan is intended to provide shares of Common Stock for investment and not for resale. Unless the Board provides otherwise, an employee may not sell, exchange, assign, encumber, alienate, transfer, pledge or otherwise dispose of any shares of Common Stock acquired upon exercise of the applicable right at the end of an Offering Period that commences on or subsequent to January 1, 2021 until the one-year anniversary of the end of such Offering Period. Thereafter, an employee may sell stock purchased under the Plan at any time the employee chooses, subject to the terms and conditions of the Company’s Insider Trading Policy and open and closed trading windows, and compliance with any applicable federal or state securities laws; provided, however, that because of certain federal tax requirements, each employee agrees by entering the Plan, promptly to give the Company notice of any such stock disposed of within two years after the date of grant or within one year of the date of exercise of the applicable right, such notice to set forth the number of such shares disposed of. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.
15. AMENDMENTS TO OR DISCONTINUANCE OF THE PLAN. The Board may at any time terminate or amend the Plan without notice and without further action on the part of stockholders of the Company, provided:
a. that no such termination or amendment shall materially and adversely affect the then existing rights of any participating employee; and

b. that any such amendment which:
i. increases the number of Shares subject to the Plan (subject to the provisions of Section 7);
ii. changes the class of persons eligible to participate under the Plan; or
iii. materially increases the benefits accruing to participants under the Plan shall be subject to approval of the stockholders of the Company.
16. EFFECTIVE DATE AND APPROVALS. The Plan was adopted by the Board on March 30, 2006 to become effective as of said date. The Company’s obligation to offer, sell and deliver its Shares under the Plan is subject to the approval of its stockholders not later than June 30, 2006 and of any governmental authority required in connection with the authorized issuance or sale of such Shares and is further subject to the Company receiving the opinion of its counsel that all applicable securities laws have been complied with.
17. TERM OF PLAN. The Plan will continue until there are no Shares remaining to be issued under the Plan or until the Plan is terminated by the Board, whichever occurs first.
18. ADMINISTRATION OF THE PLAN. The Board or any committee or persons to whom it delegates its authority (the “Administrator”) shall administer, interpret and apply all provisions of the Plan. The Administrator may waive such provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any right granted under it.

Date approved by the Board of Directors of the Company: March 30, 2006 (as further amended on February 14, 2008, January 8, 2010, October 25, 2012, October 29, 2020, and April 25, 2023).

Date approved by the stockholders of the Company: May 30, 2006 and June XX, 2023

PEGA

VOTE

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MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by June 20, 2023 at 01:00 A.M., EDT.

Online
Go to **www.envisionreports.com/PEGA** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 4, 5 and 6 and 1 YEAR on Proposal 3.

Nominee	For	Against	Abstain
01 - Alan Trefler	☐	☐	☐
02 - Peter Gyenes	☐	☐	☐
03 - Richard Jones	☐	☐	☐
04 - Christopher Lafond	☐	☐	☐
05 - Dianne Ledingham	☐	☐	☐
06 - Sharon Rowlands	☐	☐	☐
07 - Larry Weber	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
3. To approve, by a non-binding advisory vote, the frequency of the shareholder advisory vote on the compensation of our named executive officers.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 J N T

1 U P X 5 7 7 5 8 9

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03T54B

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Pegasystems Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2023 Annual Meeting of Shareholders

The undersigned shareholder of Pegasystems Inc., a Massachusetts corporation (''Pegasystems''), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated May 8, 2023 and hereby appoints Alan Trefler and Kenneth Stillwell, or any one or more of them, proxies and attorneys-in-fact with full power of substitution to each other for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the common stock of the undersigned in Pegasystems at the Annual Meeting of its Shareholders to be held on June 20, 2023 at 10:00 a.m., Eastern Daylight Time, or any adjournment or postponement thereof. Any of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE, "FOR" PROPOSALS 2, 4, 5 AND 6 AND "1 YEAR" ON PROPOSAL 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE "FOR" THE NOMINEES LISTED ON THE REVERSE SIDE, "FOR" PROPOSALS 2, 4, 5 AND 6 AND "1 YEAR" ON PROPOSAL 3.

C **Non-Voting Items**

Change of Address — Please print new address below.

PEGA®

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 4, 5 and 6 and 1 YEAR on Proposal 3.

Nominee	For	Against	Abstain
01 - Alan Trefler	☐	☐	☐
02 - Peter Gyenes	☐	☐	☐
03 - Richard Jones	☐	☐	☐
04 - Christopher Lafond	☐	☐	☐
05 - Dianne Ledingham	☐	☐	☐
06 - Sharon Rowlands	☐	☐	☐
07 - Larry Weber	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
3. To approve, by a non-binding advisory vote, the frequency of the shareholder advisory vote on the compensation of our named executive officers.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 5 7 7 5 8 9

03T55B

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Pegasystems Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2023 Annual Meeting of Shareholders

The undersigned shareholder of Pegasystems Inc., a Massachusetts corporation (''Pegasystems''), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated May 8, 2023 and hereby appoints Alan Trefler and Kenneth Stillwell, or any one or more of them, proxies and attorneys-in-fact with full power of substitution to each other for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the common stock of the undersigned in Pegasystems at the Annual Meeting of its Shareholders to be held on June 20, 2023 at 10:00 a.m., Eastern Daylight Time, or any adjournment or postponement thereof. Any of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE, "FOR" PROPOSALS 2, 4, 5 AND 6 AND "1 YEAR" ON PROPOSAL 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE "FOR" THE NOMINEES LISTED ON THE REVERSE SIDE, "FOR" PROPOSALS 2, 4, 5 AND 6 AND "1 YEAR" ON PROPOSAL 3.